As submitted to the Securities and Exchange Commission on December 22, 2020

PART II INFORMATION REQUIRED IN THE OFFERING CIRCULAR

Preliminary Offering Circular dated December 22, 2020

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

GATEWAY GARAGE PARTNERS LLC

181 HIGH STREET LLC

Units of Limited Liability Company Interest

$650,000 Minimum Offering Amount

$1,000,000 Maximum Offering Amount

Gateway Garage Partners LLC (“Gateway”) is a newly formed Delaware limited liability company organized for the sole purpose of acquiring a membership interest (the “Interest”) in 181 High Street, LLC, a Maine limited liability company (“OpCo” and, together with Gateway, the “Issuers”). OpCo’s sole asset is a 208,375 square foot parking garage containing approximately 600 parking spaces located at 181 High Street, Portland, Maine (the “Property”). For additional information regarding the Property, see “Description of the Property” beginning on page 17.

Gateway is managed by Noyack Medical Partners LLC (the “Manager”), which is also the manager of OpCo. For additional information regarding the Manager, see “Management” beginning on page 27.

Gateway intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 38. The mailing address of the principal executive offices of the Issuers is 6 West 20th Street, 5th Floor, New York, New York 10011 and their telephone number is (813) 438-6452.

The Issuers are offering a minimum of $650,000 of units of limited liability company units, or Units, of Gateway and a maximum of $1,000,000 of Units at an initial offering price of $250 per Unit. This offering is being made on a “best efforts” basis which means that no one is committed to purchasing any Units in this offering. OpCo has engaged Independent Brokerage Solutions LLC, formerly known as SDDco Brokerage Advisors LLC, and LEX Markets LLC (the “Placement Agents”), to act as the exclusive placement agents in connection with this offering. The Placement Agents are not obligated to purchase any Units or sell a specific amount of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units. OpCo will pay the Placement Agents a placement fee equal to 4% of the gross proceeds of the Units sold in this offering.

The minimum aggregate investment in the Units is $650,000, based on the initial public offering price of $250.00 per Unit. We expect to commence the offering of the Units promptly following the qualification of the offering statement of which this offering circular forms a part and to continue this offering until August 31, 2021, or the Termination Date. We reserve the right to extend the Termination Date in our sole discretion. Subscription proceeds will be held in escrow until closing and will not bear interest. If we do not receive subscriptions for the total minimum offering amount set forth herein by the Termination Date, we will cancel this offering and return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution—Subscription Process” beginning on page 50. We reserve the right to terminate this offering for any reason at any time.

The Company will receive 100% of the proceeds from this offering. The Placement Agents have agreed to pay the expenses of this offering, other than the placement fee payable to the Placement Agent. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses. Gateway will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of the Units, which will be initially based on the $250 offering price per Unit. The price per Unit will remain the same for the throughout the term of the offering. Following the completion of the offering, the value of the public float will be based on the average price per Unit for the last 90 calendar days of the immediately preceding calendar year. See “LEX Markets Trading Platform” beginning on page 37.

Gateway intends to use all the proceeds of this offering to acquire the Interest. See “Use of Proceeds” beginning on page 15. The Issuers expect that the sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo resulting from our ownership of the Interest. See “Our Distribution Policy” beginning on page 16.

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this offering circular, the Issuers have elected to comply with the offering circular disclosure requirements specified in Form 1-A under Regulation A.

Because this offering is being conducted pursuant to Regulation A under the Securities Act, the Issuers are subject to reduced reporting requirements. Consequently, investors in this offering will have less information about the Issuers than would be available regarding an issuer of registered securities. This lack of information may make it more difficult for an investor to evaluate an investment in the Units. See “Risk Factors — We are subject to reduced reporting requirements which may make it more difficult for investors to evaluate an investment in the Units.”

In connection with this offering, the Issuers intend to seek to have the Units admitted to trading on an “alternative trading system” (the “ATS”) to be maintained by LEX Markets LLC. See “LEX Markets Trading Platform” beginning on page 37. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of your investment in the Units may be limited.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in the Units involves a high degree of risk, including material income tax risks and risks arising from potential conflicts of interest between the Manager, OpCo and Gateway. See “Risk Factors” beginning on page 6 for risks you should consider before buying the Units. You should purchase these securities only if you can afford a complete loss of your investment.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DO ANY OF THEM PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Price to public	Placement agent fees	Proceeds to us (1)
Per unit	$250	(1)	$250.00
Total minimum	$650,000	(1)	$650,000
Total maximum	$1,000,000	(1)	$1,000,000

(1)	OpCo has agreed to pay the Placement Agents a placement fee equal to 4% of the gross proceeds of the Units sold in this offering and to reimburse the Placement Agents for certain expenses. The Placement Agents have agreed to pay the expenses of this offering up to the extent of the 4% placement fee received. LEX Markets Corp. is responsible for any expenses in excess of the total placement fee. We are not obligated to reimburse the Placement Agents for such expenses. Accordingly, the Company will receive 100% of the proceeds of the offering, all of which will be used by us to acquire the Interest in OpCo. See “Use of Proceeds” and “Plan of Distribution.”

This Offering Circular follows the Offering Circular disclosure format.

INDEPENDENT BROKERAGE SOLUTIONS LLC	LEX MARKETS LLC

The date of this offering circular is December __, 2020

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this offering circular, Gateway Garage Partners LLC is referred to as “Gateway” or the “Company.” The co-issuer of this offering, 181 High Street, is referred to as “OpCo.” Gateway and OpCo are referred to together as the “Issuers,” “we,” “us” or “our.” Noyack Medical Partners LLC, in its capacity as the managing member of the Company, is referred to as the “Manager” and in its capacity as the manager of OpCo, is referred to as the “OpCo Manager.”

Please carefully read the information in this offering circular and any accompanying offering circular amendments and supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission (the “SEC”), using a continuous offering process. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We are offering to sell, and seeking offers to buy, the Units only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not and the Placement Agents have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of the Units shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

The offering circular and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on the LEX Markets Platform website, www.LEX-markets.com. The contents of the LEX Markets Platform website (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

The Manager and the Placement Agents will be permitted to make a determination that a purchaser of Units in this offering is a “qualified purchaser” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that an investment does not exceed applicable thresholds, we encourage investors to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage investors to refer to www.investor.gov.

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STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this offering circular constitute forward-looking statements, including, without limitation, the disclosure under the caption “Description of the Property—Five-Year Pro Forma Gross Cash Yield,” beginning on page 22. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties and other factors that may cause our actual transactions, results, performance, achievements and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this offering circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this offering circular or otherwise make public statements in order to update our forward-looking statements beyond the date of this offering circular.

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SUMMARY

This offering summary highlights information contained elsewhere and does not contain all of the information that investors should consider in making their investment decisions. Before investing in the Units, investors should carefully read this entire offering circular, including the financial statements and related notes included herein. Investors should also consider, among other information, the matters described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Issuers

Overview

Gateway Garage Partners LLC is a newly formed Delaware limited liability company organized for the sole purpose of acquiring a membership interest, or the Interest, in 181 High Street LLC, or OpCo, a Maine limited liability company. OpCo is a limited liability company that was formed in 2008 and its sole asset is a 208,375 square feet parking garage containing approximately 600 parking spaces located at 181 High Street, Portland, Maine (the “Property”).

Upon the completion of this offering, Gateway will acquire the Interest in exchange for a capital contribution equal to the proceeds of this offering. The Interest will entitle Gateway to receive up to a 10 % share of the profits and losses of OpCo, with the exact amount being determined by dividing the gross proceeds of this offering by approximately $10.03 million, which is the market value of OpCo’s equity in the Property as determined by the OpCo Manager. For additional information regarding the Property valuation, see “Description of the Property—Property Valuation” beginning on page 19. If we sell Units equal to the total minimum offering amount set forth on the cover of this offering circular, we estimate Gateway’s proportionate share will be 6.5%. If we sell Units equal to the total maximum offering amount set forth on the cover of this offering circular, we estimate that Gateway’s proportionate share will be 10%.

Gateway intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 40. As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. Schedule K-1s are usually complex and may require investors to retain sophisticated tax experts to assist the taxpayer in preparing its tax return. See “Risk Factors—Risks Related to Tax Considerations” beginning on page 14. The mailing address of our principal executive offices is 6 West 20th Street, 5th Floor, New York, New York 10011 and our telephone number is (813) 438-6452.

The Manager

Noyack Medical Partners LLC is the Manager and is responsible for directing the management of Gateway’s business and affairs and implementing its investment strategy. The Manager and its officers and managers are not required to devote all of their time to Gateway’s business and are only required to devote such time to Gateway’s affairs as their duties require. The Manager performs its duties and responsibilities to Gateway pursuant to the terms of Gateway’s limited liability company agreement, or the Operating Agreement. The Manager will not receive any compensation for serving as the managing member of the Company. The OpCo Manager will be paid an asset management fee equal to two percent (2%) of OpCo’s annual gross income, subject to a five percent (5%) cap on the aggregate management fee payable by OpCo to the Property manager and the OpCo Manager. For additional information regarding the Manager, see “Management” beginning on page 28.

The Property

The Property consists of a five-story parking garage located at 181 High Street, Portland, Maine. The parking garage has 208,375 square feet of parking space consisting of approximately 600 parking spaces and two elevators. The garage is open 24 hours a day, seven days a week and 52 weeks a year. There are multiple security cameras on the Property, and multiple daily live patrols are conducted by a third-party security vendor. The parking garage was originally built in 1987 and went through an upgrade in 2011 in order to accommodate customers from one of its lessees. OpCo intends to use approximately $300,000 of the proceeds of this offering to replace one of the four façade sides of the parking garage and to reimburse a portion of the $2.5 million for capital expenses already completed at the Property. See “OpCo Business and Growth Plan” beginning on page 24 for more details.

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The Property Leases

The parking garage is currently subject to three lease/license agreements pursuant to which substantially all of the spaces are reserved for or guaranteed for use by the lessees; however, the general public also has access to a number of the spaces on an as-available basis. The average monthly rental/license rates payable by the licensees is $139 per parking space. The rates for the general public are currently $4 per hour ($5.00 for the first hour), with a maximum of eight hours a day, and $185 per month. See “Description of the Property—The Parking Leases” beginning on page 18.

Contribution Transaction

Gateway will enter into a Contribution Agreement, or the Contribution Agreement, with OpCo. Pursuant to the terms of the Contribution Agreement, Gateway will contribute the proceeds of this offering to OpCo in exchange for the Interest. The Interest will entitle Gateway to receive a proportionate share of the profits and losses of OpCo of up to 10%, with the exact amount being determined by dividing the gross proceeds of this offering by approximately $10.03 million, which is the market value of OpCo’s equity in the Property as established by the OpCo Manager. If we sell Units equal to the total minimum offering amount set forth on the cover page of this offering circular, we estimate that Gateway’s proportionate share will be 6.5%. If we sell Units equal to the total maximum offering amount set forth on the cover of this offering circular, we estimate that Gateway’s proportionate share will be 10%. For additional information, see “Contribution Agreement” beginning on page 30.

Organizational Chart

The organizational chart set forth below sets forth the ownership structure of OpCo after giving effect to the Contribution Transaction, assuming the total maximum offering amount has been raised in this offering.

Contribution Transaction
(assumes Maximum Offering Amount)

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The Offering

Issuers	Gateway Garage Partners LLC and 181 High Street LLC

Securities offered	Units of Limited Liability Company Interest (“Units”). The Units will have the terms described under “Description of Units.”

Distributions	We expect that the sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo resulting from Gateway’s ownership of the Interest. See “Distribution Policy” on page 16.

Price per Unit	$250.00

Offering Type	This offering is being made on a “best efforts” basis and is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act.

Total Minimum Offering Amount/Total Maximum Offering Amount	We are offering a minimum amount of $650,000 of the Units (the “Total Minimum Offering Amount”) and a maximum of up to $1,000,000 of the Units (the “Total Maximum Offering Amount”).

Minimum and Maximum Investment	There is a $250 minimum investment requirement, and the maximum amount that each investor can purchase is subject to the investment threshold described under “Plan of Distribution—Investment Threshold” on page 50. We can waive the minimum and maximum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

Placement Agents	We have engaged Independent Brokerage Solutions LLC, formerly known as SDDco Brokerage Advisors LLC, and LEX Markets LLC (the “Placement Agents”), to act as our exclusive placement agents in connection with this offering. The Placement Agents are not obligated to purchase any Units or sell a specific amount of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units.

Payment for Units

After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price (i) for investors holding or opening brokerage accounts with LEX Markets LLC, by funding that account by automated clearing house (ACH) debit transfer and following the subscription instructions on the LEX Markets website or (ii) for investors investing more than $50,000 through the manual subscription process, who desire to hold their Units at another U.S. brokerage firm, by wiring funds into a segregated non-interest bearing account at Bank of America, N.A. held by Computershares Trust Company until the initial closing date of this offering, which shall occur on the date that the Total Minimum Offering Amount has been raised. See “Plan of Distribution—Subscription Process” On the closing date, the funds in the account will be released to Gateway and the associated Units will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the escrow account will be returned promptly to the investors, without interest, in compliance with Rule 10b-9 under the Exchange Act.

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The Platform	LEX Markets LLC operates the LEX Markets Platform located at www.LEX-markets.com that enables investors to become equity holders in companies that own real estate properties. Through the LEX Markets Platform, investors can browse and screen potential property investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, the offering will be conducted through the facilities of the LEX Markets Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. The Company will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of the Units (the “Platform Fee”), which will initially be based on the $250 offering price per Unit. The price per Unit will remain the same throughout the term of the offering. Following completion of the offering, the public float will be based on the average price per Unit for the last 90 calendar days of the immediately preceding calendar year. For additional information, see “Plan of Distribution – Procedures for Subscribing” and “LEX Markets Trading Platform” on pages 50 and 37, respectively.

Termination Date	August 31, 2021 (the “Termination Date”). We reserve the right to extend the Termination Date in our sole discretion. If we do not receive subscriptions for the Total Minimum Offering Amount by the Termination Date, we will cancel this offering and return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Exchange Act. We reserve the right to terminate this offering for any reason at any time. See “Plan of Distribution” on page 50.

Use of Proceeds	Upon the completion of this offering, Gateway will acquire the Interest in exchange for a capital contribution equal to the proceeds of this offering. Gateway will contribute all of the proceeds from this offering to OpCo in exchange for the Interest. The Interest will entitle Gateway to receive a proportionate share of the profits and losses of OpCo of up to 10%, with the exact amount being determined by dividing the gross proceeds of this offering by approximately $10.03 million, which is the market value of OpCo’s equity in the Property as determined by OpCo Manager. If we sell Units equal to the Total Minimum Offering Amount, we estimate that Gateway’s proportionate share will be 6.5%. If we sell Units equal to the Total Maximum Offering Amount, we estimate that Gateway’s proportionate share will be 10%. See “Contribution Agreement” beginning on page 30. OpCo will use a portion of the amount contributed by Gateway pursuant to the Contribution Agreement to fund certain capital improvements to the Property, with the remainder being used to redeem a portion of the outstanding membership interests in OpCo.

Servicing and Paying Agent	We may engage a third party to act as a servicing and paying agent. We expect that the fee for any such servicing and paying agent will be paid by LEX Markets LLC. See “Distribution Policy” on page 16.

Limitation on Your Investment Amount

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A, which states that no sale of securities may be made:

In a Tier 2 offering of securities that are not listed on a registered national securities exchange upon qualification, unless the purchaser is either an accredited investor (as defined in Rule 501 (§230.501)) or the aggregate purchase price to be paid by the purchaser for the securities (including the actual or maximum estimated conversion, exercise, or exchange price for any underlying securities that have been qualified) is no more than ten percent (10%) of the greater of such purchaser’s:

(1) Annual income or net worth if a natural person (with annual income and net worth for such natural person purchasers determined as provided in Rule 501 (§230.501)); or

(2) Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Trading Market	In connection with this offering, we intend to seek to have the Units admitted to trading on an “alternative trading system” or, ATS, maintained by LEX Markets LLC. See “LEX Markets Trading Platform” beginning on page 37. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of your investment in the Units may be limited.

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Information Requirements	Under the terms of the Contribution Agreement, OpCo and Gateway will enter into an issuer servicing agreement with Largo Real Estate Advisors, Inc. (“Largo”), an independent service provider, pursuant to which OpCo will provide certain information regarding its ongoing business operations to Largo so that the Largo can ensure Gateway complies with its periodic reporting obligations under Regulation A. The failure by OpCo to provide the required information to Largo will constitute an event of default by OpCo under the Contribution Agreement, which will result in each holder of Units having the right to put its Units to OpCo. See “Contribution Agreement – Information Rights” on page 30. LEX Markets LLC will pay Largo an annual fee equal to 0.15% of the value of the public float of the Units.

Material U.S. Federal Income Tax Considerations	Gateway intends to qualify to be treated as a partnership for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” beginning on page 38.

Summary Risk Factors

●     Gateway will be dependent on the Manager to operate our business.

●     The Operating Agreement provides that the assets, affairs and business of Gateway will be managed under the direction of the Manager. Holders of the Units will not have the right to elect or remove the Manager, and, unlike the holders of common shares in a corporation, will have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. Notwithstanding the foregoing, the authority of the Manager is restricted in the manner described in “Contribution Agreement--Management of OpCo” on page 30.

●     The parking leases are subject to termination upon the occurrence of certain events of default. If the parking leases are terminated as a result of an event of default, the value of your investment could be substantially reduced.

●     Gateway has no operating history, and as of the date of this offering circular, its total assets consist of a nominal amount of cash. There is no assurance that it will achieve its business objectives.

●     The only source of funds for any distributions payable in respect of the Units will be distributions from OpCo relating to Gateway’s ownership of the Interest.

●     There is no guarantee that any secondary market for the Units will be established or, if established, maintained.

●     Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the lease rate or performance will be for the Property. We also cannot predict the future value of the Property.

●     OpCo’s ownership of the Property will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with the operation of real estate generally.

●     Your investment in the Units will not be diversified.

●     There is no assurance that you will be treated as a partners for U.S. federal income tax purposes.

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RISK FACTORS

An investment in the Units involves substantial risks. You should carefully consider the following risk factors in conjunction with the other information contained in this offering circular before purchasing the Units. The risks discussed in this offering circular could materially and adversely affect our business, operating results, prospects and financial condition. This could cause the value of the Units to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this offering circular.

Risks Related to an Investment in the Units

Gateway is a recently-formed company with no prior operating history and its business model is untested.

Gateway was formed in May 2020 and has no operating history as of the date of this offering circular. We cannot make any assurance that Gateway’s business model can be successful. Since inception, the scope of Gateway’s operations has been limited to our formation and conducting this offering. It is difficult to predict whether its business model will succeed or if there will ever be any value in the Units.

Investors purchasing the Units will not be purchasing an interest in a diversified portfolio of real estate assets.

The sole source of funds for any distributions paid in respect of the Units will be distributions from OpCo relating to Gateway’s ownership of the Interest in OpCo. Investors purchasing the Units will not have the benefit of a diversified portfolio of real estate assets. A consequence of limiting our scope of operations to an investment in a single property is that the aggregate value of the Units is expected to correlate to the value of the Property, which may fluctuate significantly.

Distributions Gateway receives from OpCo may be less than estimated, and Gateway may experience a decline in realized revenues from time to time, which could adversely affect the value of the Units and the distributions you may receive.

The Property may not achieve the revenues that we anticipate based on its prior performance. Revenues are tied to the parking rates for the Property. If the distributions Gateway receives from OpCo are less than estimated, the value of the Units and the distributions you may receive could decline. The potential factors leading to reduced revenues include competitive pricing pressure in the local market as well as general economic downturn and the changes in the desirability of the Property compared to other properties. Depending on market rental rates at any given time as compared to expiring leases on the Property, from time to time rental rates for expiring leases may be higher than starting rental rates for new leases. If OpCo is unable to obtain sufficient rental rates for the Property, the cash distributions to investors may be materially and adversely affected.

The performance of the Property will fluctuate with general and local economic conditions.

The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels and other economic events may decrease demand for real estate, which can result in lower rent and lower occupancy levels. As a result, these factors may adversely affect the value of the Property, the value of the Units and distributions paid to holders of the Units from the operation of the Property.

Investment in the Units is speculative, and each investor assumes the risk of losing his, her or its entire investment.

Investment in the Units is speculative and, by investing, you assume the risk of losing your entire investment. Gateway has limited operations as of the date of this offering circular and will be solely dependent upon the efforts of the Manager and the operating results of the Property, all of which are subject to the risks described herein.

Accordingly, only investors who are able to bear the loss of their entire investment and who otherwise meet the investor suitability standards should consider purchasing the Units.

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The valuation of the Property may not reflect the price at which the Property could be sold to a third-party buyer.

The determination of the fair value of real estate assets involves significant judgment. The valuation of the Property is based, in part, on an appraisal, which is an estimate of the value based on a professional’s opinion and may not be an accurate predictor of the amount OpCo would actually receive if it sold the Property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at a property or in the market in which the property is located, which may change materially after the appraisal is conducted. Among other things, market prices for comparable real estate may be volatile, particularly if there has been a lack of recent transactions in such market. Any resulting lack of observable transaction data may make it more difficult for a property appraiser to determine the fair value of a property. In addition, a portion of the data used by appraisers is based on historical information at the time the appraisal is conducted and subsequent changes to such data may not be adequately captured in the appraised value. Further, implicit in the determination of the market value of a property is a principal assumption that there will be a reasonable time to market the property. As a result, the market value may not reflect the actual realizable value that would be obtained in a rushed sale where time was of the essence.

Risks Related to the Property

Defaults or terminations of OpCo’s license/parking agreements could materially and adversely affect the distributions to be paid to the Company.

The amount of distributions payable by OpCo materially depends on the financial stability of the other parties to OpCo’s license and parking agreements. A default or termination under any of these agreements would cause the Property to lose the revenue associated with such agreement and may require OpCo to find an alternative source of revenue in order to generate income available for distribution to its members, including Gateway. In the event of a default, consisting of a payment or covenant default that is not remedied within the requisite cure period, or bankruptcy of the other party, OpCo may experience delays in enforcing its rights under these agreements and may incur substantial costs re-renting the parking spaces. If the other party defaults under or terminates its agreement with OpCo, OpCo may be unable to rent the parking spaces at the rates previously received. These events could materially and adversely affect the distributions to be paid from the operation of the Property to the Company. See “Description of the Property--The Property Leases.”

OpCo’s reliance on a small number of licensees may adversely affect the distributions to be paid to the Company.

The three license/parking agreements on the Property, currently license or guarantee substantially all of the available parking spaces (with spaces available for the use by the general public on an as-available basis) and provide approximately 63% of OpCo’s annual revenues, for the fiscal year ending December 31, 2019. A deterioration in the financial condition or a change in the plan of operations of the other parties to these agreements could have a particularly significant effect on the net operating income generated by the Property and the amount available for distribution to the Company and the holders of the Units.

In addition, any of these other parties may become insolvent, may suffer a downturn in business and default on or terminate its agreement with OpCo, or may decide not to renew its agreement. Any of these events would result in a reduction or cessation in rent payments to OpCo from that lessee and would adversely affect the value of Property and the distributions payable to the Company and the holders of the Units.

Competition in the real estate market where the Property is located and other risks may affect the value of the Property, the value of the Units and the distributions payable to the Company.

The market for parking lots and parking spaces is highly competitive and there can be no assurance that the Property will be able to compete effectively for customers in its market. In addition, the low cost of entry into the parking lot business could lead to increased competition for the Property, in particular the new parking facility being developed by one the Company’s major lessees, Maine Medical Center, may have a negative impact on the Company’s cash from operations when the facility is completed in 2022. See “Description of the Property—OpCo Business and Growth.” These risks may affect the value of the Property, the value of the Units and the distributions payable to holders of the Units.

Litigation at the Property may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

The operation of the Property carries certain specific litigation risks. Litigation may be commenced with respect to the Property in relation to activities that took place prior to OpCo’s investment in the Property. Litigation involving the Property could cause a disruption of operations of the Property and may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

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An increase in property taxes may reduce the value of the Property, the value of the Units and the amount of distributions to holders of the Units.

The Property is subject to real property taxes and, in some instances, personal property taxes. Such real and personal property taxes may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Property could adversely affect OpCo’s results from operations and may reduce the value of the Property, the value of t Units and hethe amount of distributions to holders of the Units.

Because OpCo’s business is affected by weather-related trends, typically in the first and fourth quarters of each year, its results may fluctuate from period to period, which could impact the timing and amount of distributions made to the Company.

Weather conditions, including fluctuations in temperatures, snow or severe weather storms, heavy flooding or natural disasters, can negatively impact the use of the Property.  OpCo has periodically experienced fluctuations in its quarterly results arising from a number of factors, including: (1) reduced levels of travel to and from work during and as a result of severe weather conditions and (2) increased costs of services, such as snow removal.  These factors have typically had negative impacts on OpCo’s revenues and could cause revenue reductions in the future.  As a result of these seasonal effects, OpCo’s revenues can fluctuate from quarter to quarter.  Accordingly, OpCo may not be able to make, or only able to make reduced, distributions to the Company from time to time.

Changing consumer preferences and legislation may lead to a decline in parking demand, which would have a material adverse impact on OpCo’s results of operations and its ability to make distributions to the Company.

Ride sharing services, such as Uber and Lyft, and car sharing services like Zipcar may lead to a decline in the demand for parking spaces at the Property.  In addition, state and local laws that have been or may be passed encouraging carpooling and the use of mass transit systems may negatively impact the demand for parking at the Property and the price that a customer would be willing to pay.  In the future, local, state and federal environmental regulatory authorities may pursue or continue to pursue measures related to climate control and greenhouse gas emissions which may have the effect of decreasing the number of cars being driven.  Such laws or regulations could adversely impact the demand for parking at the Property.

Uncertain economic conditions resulting from terrorism, natural disasters or pandemics could result in decreased demand for parking space.

An unstable geopolitical environment and continued threats of terrorism could have a material adverse effect on general economic conditions. Additionally, a serious pandemic or natural disaster could adversely disrupt global, national and/or regional economies. The outbreak of a novel and highly contagious form of coronavirus (COVID-19) has resulted in an approximately 15% reduction in the Company’s total revenue for the second quarter of 2020 as compared to the second quarter of 2019 due to reduced transient usage of the Property. The coronavirus has resulted, and renewed outbreaks of other epidemics or the outbreak of a new epidemic could result, in health or other government authorities requiring the closure of offices and other businesses, including office buildings, retail stores and other commercial venues and has resulted in a general economic decline. We are not able to predict the ultimate impact of this economic downturn on the operating results of the Property, but a long term economic decline could materially reduce OpCo’s net revenue and substantially reduce its ability to make distributions to its members, including the Company.

Costs associated with any latent environmental issues on the Property could reduce OpCo’s cash available for distribution to the Company.

If the Property is found to contain hazardous or toxic substances, OpCo might be required to expend considerable resources remediating the issues. If that were to occur, OpCo’s net distributable income available for distribution to its members, including the Company, could be reduced and the value of the Property could decrease below the amount paid for the Interest.

Risks Related to the LEX Markets Platform

LEX Markets is a development stage company with limited operating history. As a company in the early stages of development, LEX Markets faces increased risks, uncertainties, expenses and difficulties.

LEX Markets LLC (together with its parent LEX Markets Corp., “LEX Markets”) has a limited operating history. LEX Markets intends for current information about offerings and the performance of properties, including this offering and the Property, to be available on the LEX Markets Platform. LEX Markets and its contractors will be responsible for maintaining and expanding the LEX Markets Platform. If LEX Markets is unable to increase the capacity of the LEX Markets Platform and maintain the necessary infrastructure, or if LEX Markets is unable to make significant investments in the LEX Markets Platform on a timely basis or at reasonable costs, investors may not have access to the liquidity expected to be provided by the LEX Markets Platform.

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If LEX Markets were to enter bankruptcy proceedings or cease operations, the operation of the LEX Markets Platform would be interrupted.

If LEX Markets were to enter bankruptcy proceedings or were to cease operations, we would need to find an alternative to the LEX Markets Platform as a mechanism to provide liquidity for secondary trading.

Any significant disruption in service on the LEX Markets Platform or in its computer systems could reduce the attractiveness of the online platform and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the LEX Markets Platform’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of the LEX Markets Platform technology and its underlying hosting services infrastructure are critical to our ability to share information, provide customer service, positive reputation and ability to attract new investment opportunities, new investors, and retain existing investors.

Risks Related to Conflicts of Interest

General

The Manager is also the OpCo Manager. There may be circumstances under which OpCo wishes to take or refrain from taking certain actions that are not in Gateway’s best interest. In those circumstances, the Manager may have a conflict of interest between Gateway’s interests and the interests of OpCo. There is no assurance that the Manager will resolve any such conflict of interest in Gateway’s favor.

Gateway has agreed to limit remedies available to it and its investors for actions by the Manager that might otherwise constitute a breach of duty.

The Manager maintains a contractual, as opposed to a fiduciary relationship, with Gateway and its investors. Accordingly, Gateway and its investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations under the Operating Agreement. Furthermore, Gateway will agree in the Operating Agreement to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions may be detrimental to investors because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. In connection with purchasing the Units, investors will execute subscription documents including signature pages to the Operating Agreement pursuant to which they will become members of the Company and become subject to the provisions set forth in the Operating Agreement.

Risks Related to Investments in Real Estate

OpCo’s performance and the value of the Property are subject to risks associated with real estate investments and the real estate industry generally.

Deterioration of U.S. real estate fundamentals could negatively impact the performance of the Property. Furthermore, because real estate, like many other long-term investments, historically has experienced significant fluctuation and cycles in value, specific market conditions may result in occasional or permanent reductions in the value of the Property. Accordingly, the cash flow of the Property and thus the distributions to be paid to Unit holders will depend on many factors beyond the control of the Company, OpCo and the Manager, including: fluctuations in the average use and rental rates for the Property, changes in the availability of debt financing which may render the sale or refinancing of the Property difficult or impracticable, increases in property taxes and operating expenses, changes in environmental building and zoning laws, casualty or condemnation losses, changes in neighborhood values, changes in the appeal of the Property to those seeking parking space, various uninsured or uninsurable risks, increases in interest rates and the availability of mortgage funds which may render the sale or refinancing of the Property difficult or impracticable, environmental liabilities, acts of God, terrorist attacks, war and other factors.

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The distributions to be received from the Property may be affected by the risks typically associated with the operation and management of real estate properties.

Distributions from the Property may be adversely affected by a number of additional risks, including:

●	natural disasters such as hurricanes, earthquakes and floods and other unexpected environmental conditions;

●	acts of war or terrorism, including the consequences of terrorist attacks;

●	adverse changes in national and local economic and real estate conditions;

●	epidemics or pandemics (including COVID-19) or any escalation or worsening thereof;

●	an oversupply of (or a reduction in demand for) parking space in the area where the Property is located and the attractiveness of the Property to prospective customers;

●	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance therewith and the potential for liability under applicable laws;

●	costs of remediation and liabilities associated with environmental conditions affecting properties; and

●	the potential for uninsured or underinsured property losses.

The value of a commercial real estate property is directly related to its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the Property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a reduction in income from the properties. Any decrease in OpCo’s net distributable income would result in an immediate decrease in distributions payable to holders of the Units.

If the Property experiences significant unused spaces, the value of the Property will decline which would significantly impact the value of the Units and the distributions you may receive.

The Property may experience reduced usage of the parking space either by the expiration of parking leases or the reduced use of the parking garage by the general public. If reduced usages continue for a long period of time, OpCo may suffer reduced revenues resulting in less cash available for distribution to the investors. In addition, the value of the Property could be diminished because that value will depend principally upon the amount of the cash flow generated by rental of the parking spaces at the Property. Such a reduction in value would significantly impact the price of the Units and the distributions to be paid to investors.

Further, a decline in general economic conditions in the market in which the Property is located or in the United States generally could lead to lower rental rates and less demand for parking space in that market. As a result of these trends, new lessees may require lower rates which could result in reduced revenue and a lower value of the Property, which could materially and adversely affect the value of the Units and the distributions to be paid to investors.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to the Company.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent OpCo from entering into leases with prospective subtenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

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Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce the value of the Property and the distributions to be paid to the Company.

Certain losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all. OpCo may not maintain adequate coverage for such losses. If the Property incurs a casualty loss that is not fully insured, the value of the Property will be reduced by such uninsured loss, which could reduce the value of the Units and the distributions paid to holders of the Units. In addition, other than any working capital reserve or other reserves that may be established, no source of funding will exist to repair or reconstruct any uninsured damage.

Risks Related to Our Organization and Structure

Holders of the Units will not have the right to elect or remove the Manager and, unlike the holders of common shares in a corporation, will only have limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding its business.

The Operating Agreement provides that the assets, affairs and business of the Company will be managed exclusively under the direction of the Manager. The Manager, which is controlled by Mr. Charles Follini, has the authority to make decisions on behalf of the Company and, in its capacity as the OpCo Manager, to make decisions on behalf of OpCo regarding (1) whether to issue additional units in either entity, (2) employment decisions, including the fees payable to the Manager and the OpCo Manager, and (3) whether to enter into material transactions with third parties, subject to the approval of the “independent representative,” as described under the heading “Contribution Agreement—Actions Requiring Representative Approval.” Investors do not have the right to elect or remove the Manager even if the Manager commits, among other things, fraud or other criminal misconduct, unless such conduct would be deemed to be a “disqualification event” under Regulation A. See “Contribution Agreement—Management of OpCo.” In addition, unlike the holders of common shares in a corporation, the holders of the Units have only limited voting rights on matters affecting the Company’s business, and therefore limited ability to influence decisions regarding its business.

Investors in the Units will have limited voting rights.

Holders of the Units will have voting rights only with respect to matters for which a vote is required under Delaware law, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Units and the liquidation of the Company.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if investors fail to meet the fiduciary and other standards under ERISA, the Internal Revenue Code of 1986, as amended, or common law as a result of an investment in the Units, investors could be subject to liability for losses as well as civil penalties.

There are special considerations that apply to investing in the Units on behalf of pension, profit sharing or 401(k) plans, health or welfare plans, individual retirement accounts or Keogh plans. If an investor is making an investment of the assets of any of the entities identified in the prior sentence in the Units, the investor should satisfy itself that:

●	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”);

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●	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

●	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other applicable provisions of ERISA and the Code;

●	the investment will not impair the liquidity of the trust, plan or IRA;

●	the investment will not produce “unrelated business taxable income” for the plan or IRA;

●	it will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the applicable trust, plan or IRA document; and

●	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil penalties, and can subject the fiduciary to liability for any resulting losses as well as equitable remedies. In addition, if an investment in the Units constitutes a prohibited transaction under the Code, the “disqualified person” that engaged in the transaction may be subject to the imposition of excise taxes with respect to the amount invested.

Risks Related to this Offering

If there is no active secondary market for the Units, you may have to hold your investment for an indefinite period.

The LEX Markets Platform intends to create a secondary market for the Units, but the LEX Markets Platform must first be approved by FINRA and the SEC and, even if approved, must attract sufficient liquidity for secondary trading to be possible. There can be no assurance that the LEX Markets Platform will achieve these objectives. There is currently no secondary market for the Units, and no secondary market may be established or, if established, maintained. If there is no active secondary market for the Units, investors may not be able to liquidate their investment. The Company is not obligated to redeem or liquidate the Units.

The requirements of complying on an ongoing basis with Regulation A of the Securities Act may strain our resources and divert management’s attention.

Because we are conducting an offering pursuant to Regulation A of the Securities Act, we will be subject to certain ongoing reporting requirements. Compliance with these rules and regulations may increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our resources. The requirements of Regulation A may also make it more expensive for us to obtain manager liability insurance and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Moreover, as a result of the disclosure of information in this offering circular and in other public filings we make, our business operations, operating results and financial condition will become more visible, including to competitors and other third parties.

If we become subject to regulations governing investment companies, broker-dealers or investment advisers, our ability to conduct business could be adversely affected.

The SEC regulates to a substantial degree the manner in which “investment companies,” “broker-dealers” and “investment advisers” are permitted to conduct their business activities. We believe we will conduct our business in a manner that does not make us an investment company, broker-dealer or investment adviser, and we intend to continue to conduct our business to avoid any such characterizations. If, however, we are deemed to be an investment company, broker-dealer or investment adviser, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would adversely affect our business and our ability to pay distributions to holders of the Units.

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No market or other independent valuation of the Company or any of our equity capital has been used to set the public offering price of the Units.

The public offering price of the Units has been determined solely by us, based on a number of factors, some of which bear no relation to established, formal valuation criteria such as assets, earnings, net worth or book value. We make no representations, whether express or implied, as to the value of the Units and there can be no assurance that the offering price of the Units represents the fair value thereof.

The projections contained in this offering circular should be considered speculative and no assurance can be given as to their accuracy.

The projections included in this offering statement should be considered speculative and are qualified in their entirety by the assumptions, information and risks disclosed in this offering statement. The assumptions and facts upon which the projections are based are subject to variations that may arise as future events actually occur. No representation or warranty can be given that the projections made herein will prove to be accurate. There is no assurance that actual events will correspond with the assumptions. Potential investors are advised to consult with their tax and business advisors concerning the validity and reasonableness of the factual and accounting assumptions. Neither the Manager nor any other person or entity makes any representation or warranty as to the future profitability of the Issuers.

No advisor to the Issuers has compiled, examined or applied agreed-upon procedures to the projections or assessed the assumptions on which they are based or expressed any opinion or any form of assurance with respect thereto. The projections were based upon management’s judgments utilizing a number of internal sources, including historical financial information, annual plans, strategic plans and other business plans and include various estimates and assumptions that are inherently subject to significant political, economic, business and competitive uncertainties, contingencies and risks, all of which are difficult to quantify and many of which are beyond the control of the Issuers.

Changes in the assumptions underlying the projections or changes in the economic, political, legal or other conditions affecting investments in the real estate industry or the economy as a whole, including, without limitation: (i) the uncertainty surrounding the social and economic impact of the current COVID-19 pandemic; (ii) the competitive environment in which the Issuers operate; (iii) the potential of natural disasters such as earthquakes, floods and wild fires; (iv) potential changes in the laws or governmental regulations that affect us; (v) financing risks, including the risk that OpCo will not be able to make its debt service payments; and (vi) the lack of or insufficient amount of insurance, could materially and adversely affect the OpCo’s actual results. Accordingly, OpCo’s future financial performance may vary from the projections, possibly by material amounts. Although the projected financial information has been prepared in good faith and is based upon assumptions believed by the management to be reasonable, the projections should not be regarded as a representation by any person that these results will be achieved. Accordingly, the projections reflect the Issuers’ judgment of the expected conditions and its expected course of action through 2025. The assumptions are those that the Issuers believe are significant to the projections. However, some assumptions may not materialize and unanticipated events and circumstances may occur; therefore, the actual results achieved during the forecast period may vary from the projections and the variations may be material.

Risks Related to Tax Considerations

In addition to reading the following risk factors, you should read “Material U.S. Federal Income Tax Consequences” for a full discussion of the expected material U.S. federal income tax consequences of owning and disposing of Units.

Our tax treatment depends on each Issuer’s status as a partnership for U.S. federal income tax purposes, as well as our not being subject to entity-level taxation by individual states. If the IRS treats either Issuer as a corporation or it becomes subject to entity-level taxation, it would reduce the amount of cash available for distribution to you.

The after-tax economic benefit of an investment in the Units depends largely on each Issuer being treated as a partnership for U.S. federal income tax purposes. We have not requested, and do not plan to request, a ruling from the IRS on this or any other tax matter affecting us.

If either Issuer were treated as a corporation for U.S. federal income tax purposes, it would pay tax on its income at the corporate tax rate (which, at the federal level, is currently 21%). If Gateway were treated as a corporation, distributions to you would generally be taxed again as corporate distributions, and no income, gains, losses or deductions would flow through to you. Because a tax would be imposed on Gateway as a corporation, its cash available for distribution to you would be substantially reduced. Therefore, its treatment as a corporation would result in a material reduction in the after-tax return to the unitholders, likely causing a substantial reduction in the value of the Units.

Current law may change so as to cause either Issuer to be treated as a corporation for U.S. federal income tax purposes or otherwise subject us to entity-level taxation. In addition, because of widespread state budget deficits, several states are evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise and other forms of taxation. If any of these states were to impose a tax on us, the cash available for distribution to you would be reduced.

Holders of Units will receive partner information tax returns on Schedule K-1, which could increase the complexity of tax returns.

As members of a limited liability company that will elect to be taxed as a partnership, the holders of Units will receive annual Schedule K-1s following the end of each taxable year. The partner information tax returns on Schedule K-1 will contain information regarding the income items and expense items of Company and will allocate a portion of those items to you based on your percentage ownership in the Company. The preparation of annual tax returns for owners of real estate involve a complex series of calculations, and as a result, your Schedule K-1 may be more complicated that others you may have received. Additionally, if you have not received Schedule K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

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A successful IRS contest of the U.S. federal income tax positions we take may adversely affect the market for the Units, and the cost of any IRS contest will be borne by the unitholders.

Neither Issuer has requested a ruling from the IRS with respect to its treatment as a partnership for U.S. federal income tax purposes or any other matter affecting it. The IRS may adopt positions that differ from the positions we take. It may be necessary to resort to administrative or court proceedings to sustain some or all of the positions we take. A court may not agree with all of the positions we take. Any contest with the IRS may materially and adversely impact the market for the Units and the price at which they trade. In addition, the costs of any contest with the IRS will be borne indirectly by the unitholders because the costs will reduce cash available for distribution.

You may be required to pay taxes on income from the Company even if you do not receive any cash distributions from the Company.

You will be required to pay any U.S. federal income taxes and, in some cases, state and local income taxes on your share of the Company’s taxable income even if you receive no cash distributions from it. Although the Operating Agreement and the OpCo operating agreement require OpCo us to pay certain tax-related distributions, you may not receive sufficient cash distributions from Gateway equal to your share of its taxable income or even the tax liability that results from that income.

Tax gain or loss on a disposition of Units could be more or less than expected.

If you sell your Units, you will recognize a gain or loss equal to the difference between the amount realized and your tax basis in those Units. A substantial portion of the amount realized, whether or not representing gain, may be ordinary income. In addition, if you sell your Units, you may incur a tax liability in excess of the amount of cash you receive from the sale.

Tax-exempt entities and regulated investment companies face unique tax issues from owning Units that may result in adverse tax consequences to them.

Investments in Units by tax-exempt entities, such as individual retirement accounts (known as IRAs), and regulated investment companies (known as mutual funds) raise issues unique to them. For example, some of Gateway’s income allocated to organizations that are exempt from federal income tax, including individual retirement accounts and other retirement plans, may be unrelated business taxable income and may be taxable to them. It is not anticipated that any significant amount of Gateway’s gross income will be qualifying income to a regulated investment company. If you are a tax-exempt entity or a regulated investment company, you should consult your tax advisor before investing in the Units.

The Company will treat each purchaser of Units as having the same tax benefits without regard to the actual Units purchased. The IRS may challenge this treatment, which could adversely affect the value of the Units.

Because, among other reasons, the Company cannot match transferors and transferees of Units, it will take depreciation and amortization positions that may not conform to all aspects of the Treasury Regulations. A successful IRS challenge to those positions could adversely affect the amount of tax benefit available to you. It also could affect the timing of these tax benefits or the amount of gain from the sale of Units and could have a negative impact on the value of the Units or result in audit adjustments to your tax returns.

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USE OF PROCEEDS

We are offering a minimum of $650,000 of Units and a maximum of $1,000,000 of Units. This offering is being made on a “best efforts” basis which means that no one is committed to purchasing any Units in this offering. Accordingly, no assurance can be given as to the amount of Units sold in this offering. OpCo has agreed to pay the Placement Agents a placement fee equal to 4% of the gross proceeds of the Units sold in this offering. The Placement Agents have agreed to pay the expenses of this offering, other than the placement fee payable to the Placement Agents, up to the extent of the 4% placement fee received. LEX Markets LLC is responsible for any expenses in excess of the total placement fee. We are not obligated to reimburse the Placement Agents for such expenses. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses. The Company will contribute 100% of the gross proceeds of this offering to OpCo to acquire the Interest.

The amount paid by us for the Interest will be used for capital expenditures and reimbursement for capital expenses already completed at the Property as follows:

Description	Amount
Facade Replacement	$300,000
Reimbursement Capex	$700,000

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DISTRIBUTION POLICY

The Company intends to make distributions to investors of the funds legally available for distribution. Investors may incur their pro rata share of net losses or net gains for tax purposes, even if no funds are legally available for distribution, which may occur if the Company has current liabilities limiting its ability to distribute funds to investors. Distributions will occur when the Company receives distributions from OpCo. Whether OpCo is able to distribute funds to the Company will depend on OpCo’s current financial situation, including such factors as its generation of revenues greater than expenses, and any capital expenditure requirements. Distributions from OpCo to the Company may not occur even if OpCo has a net profit if funds are not legally available for distribution or are set aside for future capital improvement to the Property. In that event, no distributions will be made from the Company to holders of the Units. The determination of whether any funds are available to distribute by OpCo will be determined by the OpCo Manager.

When distributions are made to holders of the Units, they will be made in accordance with the Operating Agreement. As set forth therein, each holder of Units will be entitled to such holder’s pro rata share of any distribution made by OpCo to the Company after all fees and expenses payable by the Company have been paid or provided for. The Company will pay LEX Markets LLC an annual Platform Fee for various services to be provided by LEX Markets, including the listing of the Units on the LEX Markets Platform equal to 1.0% of the value of the public float of the Units, which will be initially based on the $250 offering price per Unit. The price per Unit will remain the same throughout the term of this offering. Following the completion of this offering, the value of the public float will be based on the average price per Unit for the last 90 calendar days of the immediately preceding calendar year. We also may engage a third party to act as a servicing and paying agent. We expect that the fee for any such servicing and paying agent will be paid by LEX Markets LLC.

Under the Operating Agreement and OpCo’s operating agreement, to the extent OpCo has available funds, OpCo has agreed to make cumulative annual distributions, including all anticipated quarterly distributions, of sufficient cash to pay the taxes on the members’ (including the Company) allocable share of OpCo’s taxable income multiplied by the applicable tax rate. Available funds include OpCo’s gross income from operations, less costs and expenses incurred in the conduct of OpCo’s business and amounts reserved to meet the reasonable needs of OpCo’s business.

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DESCRIPTION OF THE PROPERTY

The Parking Garage

The Property consists of a five-story parking garage located at 181 High Street, Portland, Maine. The parking garage was constructed in 1987 and its frame consists of structured steel columns supporting steel reinforced concrete floor slabs. The parking garage has 208,375 square feet of parking space consisting of approximately 600 parking spaces and two elevators. The property recently underwent a restriping of the parking spaces to create wider, more efficient spaces and to add 13 ADA compliant spaces. The garage is open 24 hours a day, seven days a week and 52 weeks a year. There are multiple security cameras on the Property, and multiple daily live patrols are conducted by a third-party security vendor. The parking garage was originally built in 1987 and went through an upgrade in 2011 in order to accommodate customers from the Eastland Park Hotel. The parking garage is currently subject to three lease/license agreements that grant the lessees the use of substantially all of the spaces; however, the general public also has access to a number of the spaces on an as-available basis. The rates for the general public are currently $4.00/hour ($5.00 for the first hour), and the rates for spaces subject to the parking agreement are described below under “—Parking Leases.” Pursuant to the terms of OpCo’s loan agreement (described below), OpCo is required to spend not less than three percent (3%) of the Property’s annual gross revenue on capital expenditures, including maintenance and repairs. OpCo has recently started replacing the façade of the Property, and OpCo intends to use approximately $300,000 of the proceeds of this offering to finish the renovation of the parking garage during the first half of the 2021 calendar year. Further upgrades include self-service electronic pay meters, which reduce the need for on-site staff thereby lowering payroll costs.

The Property Leases

The Property is currently subject to three parking/licensing agreements pursuant to which substantially all of the parking spaces are reserved for or guaranteed for use by the lessees. The three parking agreements, in the aggregate, have generated approximately 57% and 63% of OpCo’s gross revenues for the years ended December 31, 2018 and 2019, respectively. The total number of spaces licensed per month under these agreements is 675 (for an explanation of the excess spaces, see “Operating Strategy” below).  Set forth below is a description of the material terms of each of these agreements.

Maine Medical Center License Agreement.  The license agreement between OpCo and Maine Medical Center was amended and entered into on September 1, 2018 and expires on September 30, 2021.  Under this agreement, as amended, OpCo has guaranteed Maine Medical Center 500 parking spaces (the “Guaranteed Spaces”) for use by employees of Maine Medical Center. Maine Medical Center has the right to reduce the number of Guaranteed Spaces from 500 to 300 any time after February 1, 2021. Either party may terminate the agreement upon the occurrence of a default under the agreement by the other party, provided that, if OpCo terminates the agreement due to a default by Maine Medical Center, Maine Medical Center remains liable for the then-existing monthly license fee for the remainder of the term of the agreement. A failure to perform any of the obligations stated in the Maine Medical Center License Agreement within fifteen (15) days of receiving notice of such failure constitutes an event of default.

Eastland Park Hotel Parking Agreement.  The current parking agreement between OpCo and the Eastland Park Hotel was entered into on April 19, 2011 and expires on March 31, 2061.   Under this agreement, OpCo has allocated 100 exclusive parking spaces to the hotel for use by guests and employees.  The parking agreement requires OpCo, at its expense, to operate and maintain the parking garage in accordance with applicable legal requirements and to provide adequate uniformed staff and security for the facility.  Either party may terminate the agreement upon the occurrence of an event of default by the other party. A failure by either party to (i) pay any liquidated sum of money owed to the other within five (5) days of receiving notice for payment of the same, and (ii) observe any covenant, obligations or requirements of the Eastland Park Hotel Parking Agreement within thirty (30) days of receiving notice of such failure, provided that in the event that such default is incapable of being cured within such 30-day period, the defaulting party shall have up to a maximum of ninety (90) days to cure such default so long as it is diligently pursued.

Via Group License Agreement.  The license agreement between The Via Group and OpCo was entered into on January 1, 2018 and expires on December 31, 2023.  Under this agreement, OpCo has licensed 75 parking spaces (the “Base Number”) to Via Group for use by its employees, customers and other business-related parties, which number may be increased upon request by Via Group.  Via Group will pay the current rental rate for the general public for all licensed parking spaces in excess of the Base Number.  Either party may terminate the agreement upon the occurrence of a default under the agreement by the other party, provided that, if OpCo terminates the agreement due to default of Via Group, Via Group remains liable for the Base License Fee for the remainder of the term of the agreement. A failure by OpCo to perform its obligations under the Via Group License Agreement within fifteen (15) days of receiving notice of such failure constitutes an event of default under the Via Group License Agreement.

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Property Valuation

The OpCo Manager has determined that the value of the Property is $24,000,000 (the “Valuation”). The OpCo Manager is basing the Valuation on an independent third-party appraisal prepared by Archstone Group that valued the Property at $27,100,000, and a valuation analysis made by the OpCo Manager based on market conditions and comparable sales. The independent third-party analyses, opinions and valuations, which were derived from the income and sales comparison approaches, were developed in conformity with the requirements of the Code of Professional Ethics & Standards of Professional Practice of the Appraisal Institute, which include the Uniform Standards of Professional Appraisal Practice. See “Risk Factors—Risks Related to an Investment in the Units” beginning on page 6.

Existing Indebtedness

On May 17, 2017, OpCo entered into an Amended and Restated Advancing Term Promissory Note with Androscoggin Savings Bank (the “Lender”), which provides for a loan of $15 million, bearing interest at the rate of 4.05% per annum up to April 30, 2024 at thereafter at a variable rate equal to the Prime Rate as published in The Wall Street Journal.  The loan matures on May 17, 2027.  OpCo is obligated to make monthly payments of interest and principal, with the principal payments being based on a three hundred (300) month amortization period.  All unpaid principal and interest is due and payable on the maturity date.  The loan may be prepaid at any time, subject to a prepayment premium of 3% in the third year of the loan, 2% in the fourth year of the loan and 1% thereafter until 90 days prior to the maturity date

The loan is secured by, among other things, a mortgage granting the Lender a first priority lien on the Property.  The loan agreement contains customary affirmative and negative covenants for loans of this type, including limitations on indebtedness, liens and change in control.  The loan agreement also requires OpCo to maintain a pre-distribution debt service coverage ratio of 1.25 to 1.0 and a post-distribution debt service coverage ratio of 1.1 to 1.  In addition, the loan agreement requires OpCo to spend not less than three percent (3%) of its annual gross revenue on capital expenditures on the Property, including maintenance and repairs, with any amount not expended in a calendar year being held in a capital expenditure reserve.  In the event of a default by OpCo, the loan will, at the option of the Lender, becomes due and payable without notice or demand, other than an event of bankruptcy which shall cause the loan to become automatically due and payable.

Property Management Agreement

The day-to-day operations of the parking garage are managed by Standard Parking Corporation (“Standard Parking”) pursuant to the terms of a management agreement between OpCo and Standard Parking (the “Property Management Agreement”).  The Property Management Agreement automatically renews from year to year unless either party sends a 120-day prior written notice to the other party that it desires to terminate the agreement at the end of the applicable year.   The responsibilities of Standard Parking under the Property Management Agreement include, among other things:

•	Operating and directing the operation of the parking garages as a parking facility and rendering usual and customary services incidental thereto;

•	Routinely maintaining any parking agreement provided by Standard Parking in good operating condition;

•	Hiring, paying, training, providing benefits for and supervising sufficient experienced and qualified personnel to render the services required by the agreement;

•	Promoting, advertising and endeavoring to increase the volume, efficiency and quality of the services rendered;

•	Collecting parking fees from the daily users of and monthly parkers at the parking garage and the payment of the sales tax on those gross revenues;

•	Causing the premises to be maintained in a clean and orderly manner, consistent with the operation of a first class parking facility, including the removal of snow and ice, provided that Standard Parking is not required or authorized to make any structural, mechanical, electrical or other installations, alterations or repairs to the parking garage without OpCo’s prior written approval;

•	Obtaining and maintaining the insurance policies required by the Property Management Agreement;

•	Preparing and filing all necessary returns, reports and forms required by law relating to Standard Parking’s employees; and

•	Preparing an annual budget, at least 60 days prior to the end of each year, reflecting projected operating results

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The Property Management Agreement requires OpCo to pay Standard Parking for expenses incurred by Standard Parking relating to the performance of its duties under the agreement, all as reflected in the annual budget or as otherwise approved by OpCo, including, without limitation, salaries, wages and health insurance, license and permit fees, costs of compliance with governmental laws and regulations, costs of uniforms and other supplies, maintenance and approved repairs, utility charges, bookkeeping and administrative services, travel expenses and general public liability and crime insurance.

The annual management fee payable to Standard Parking for 2020 under the Property Management Agreement is $67,772, payable monthly, which fee automatically increases three percent (3%) each year. There is no cap on the maximum amount of the annual management fee payable to Standard Parking under the Property Management Agreement. In addition, OpCo is also required to pay the OpCo Manager an annual fee equal to the difference between five percent (5%) of OpCo’s annual gross income and the annual management fee payable by OpCo to Standard Parking.

The Property Management Agreement provides that each of OpCo and Standard Parking will indemnify the other for losses caused by the negligence of the applicable party or the failure of that party to comply with its obligation under the agreement.  The Property Management Agreement is terminable by either party upon 10 days’ prior written notice for a payment default or 30 days’ prior written notice for a non-monetary breach, in either case following notice and opportunity to cure.

Standard Parking is a subsidiary of SP Plus Corporation, or SP Plus, which is a publicly traded corporation that provides, among other things, professional parking management, ground transportation, facility maintenance and security services to clients across North America.  According to its Annual Report on Form 10-K filed with the SEC in February 2020, SP Plus Corporation operates in 45 states (including Maine), the District of Columbia, Puerto Rico and three Canadian provinces, employs 23,900 people, including 14,700 full-time and 9,200 part-time employees and manages 3,169 parking facilities.

Operating Strategy

We believe parking facilities present intriguing commercial real estate investments. Traditionally, most parking-related opportunities have not appealed to institutional investors, but parking assets’ low cost of capital and strong underlying fundamentals are generating new interest in this relatively undiscovered investment niche. In particular, we have determined that well-located, privately owned urban parking garages are attractive parking investments, especially if they serve multiple daytime and weekend demand generators. Desirable urban parking facilities are located close to theaters, restaurants, sports arenas, and hotels that complement daytime office uses.  Additionally, with the rise of co-working and open-space layouts, office buildings are becoming increasingly dense, further emphasizing the importance of parking availability. The Company believes the following characteristics make parking facilities attractive real estate investments:

•	Reduced Volatility and Stable Income: Parking facilities provide consistent and stable income, high cash yields and long-term revenue growth potential. They have low-recurring capital requirements compared to traditional real estate assets, reduced income volatility through market cycles and the ability to immediately react to market conditions and hedge against inflation as rates can be adjusted daily or even hourly

•	High Barriers to Entry: The existing supply, especially surface lots in urban areas, is being replaced by new developments despite rising demand for parking. Some parking investments are ideal covered land plays, where investors can collect modest income while waiting for the surrounding growth to approach their site, making it feasible for higher density development.

•	Not an Actively Sourced Asset Class: Parking assets are not frequently widely-brokered and, as a result, command increased attention when brought to market.

We also believe that the OpCo Manager’s operating strategy further enhances the value of the Property in the following ways:

1.	Real Time Pricing - while asset classes like multifamily or commercial office can generally only raise rates annually and usually between 3-5%, parking garages permit operators to increase rates monthly in response to demand. In fact, new LED price board technology linked to occupancy sensors allow garage managers to enact airline-like pricing throughout the day, increasing prices during times when the garage is near capacity, and offer discounts during off-peak hours creating efficient revenue maximization.

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2.	Licensee Income - most investors think of parking as non-guaranteed income from fully at-will clientele. While this may be the case with many garages, the Property provides a consistent revenue stream comprised of rental payments backed by creditworthy companies (“licensees”) in the form of “licenses” and higher margin transient revenue. Licensees typically require the operator to provide discounted monthly rates to procure such large guarantees, while transient parking pays full retail rate. Accordingly, OpCo believes the optimal ratio of licensee revenue to high-margin transient demand for its garages is approximately 70/30. The ratios for the Property were approximately 71/29 and 71/29 for the years ended December 31, 2018 and 2019, respectively. The calculation of these ratios excludes monthly, non-license revenue.

3.	Excess Occupancy - while multifamily and commercial office properties can only rent their physical unit of space once per set period of time, garage space capacity is fungible because each space can (and is likely to) be rented to multiple licensees. For example, a garage may have 500 spaces available but licensed 600 spaces to three client licensees. This would seem incongruous given the traditional understanding of 100% occupancy. However, parking facilities can implement this “over selling” strategy because one of those three licensees may only be using the spaces in the evening whereas the other two licensees are predominantly daytime usage. As described on page 17, there are a total of 675 parking spaces reserved for use of specific lessees. Of the 675 spaces, 500 spaces are guaranteed, but not reserved or designated, for MMC, 75 spaces are guaranteed, but not reserved or designated, for VIA Agency, and 100 spaces are both guaranteed and designated for the Eastland Park Hotel. At no point, during the term of all three lease agreements, has any of the guaranteed spaces not been made available to the respective licensee.

Market Overview

The Property is located in downtown Portland, Maine in Cumberland County. The Property is located off of Cumberland Avenue and is 0.5 miles south of I-295 and Route 1, which are the main throughways connecting Portland to Boston, Massachusetts. Local demand drivers include Maine Medical Center (0.6 miles west), Cross Insurance Arena (0.4 miles east), Portland City Music Hall (0.3 miles east), and Monument Square (0.4 miles northeast). Additionally, Portland International Jetport is located approximately four miles west of the Property. Maine Medical Center is a non-profit hospital with 637 beds and over 6,000 staffed employees. Per the ’2018 State of Portland Economy’ report, issued by the local municipality, Portland’s economy is primarily tied to the healthcare, financial services, education, and tourism industries. According to the Maine State Government website, the largest employers in the Portland MSA are Webber Hospital Association, Pratt & Whitney Aircraft Group, supermarket chain Hannaford Bros Co. and York Hospital.

Within 15 minutes driving time of the Property, the total population is 71,630, with a median household income of $56,992 per year, and a per capita income of $37,332. Median income improves in downtown Portland where the Property is located. Within five minutes driving time of the Property, the total population is 6,980 with a median household income of $66,205 and a per capita income of $38,369. Of the workforce, 72% are employed by white collar jobs, and the pre-COVID-19 unemployment rate was 4.8%.

The Property is located in the downtown submarket of Portland. According to The Boulos Company’s 2020 Greater Portland Market Outlook report, dated as of December 1, 2019, which is publicly available at http://mainemarketoutlook.com/ (Boulos Survey), the downtown office market is the only submarket that continued to improve both average rental rates and average vacancy rates through 2019. Class A and B combined vacancy rates were 4.14% for YE 2019, compared to 4.90% for YE 2018. The YE 2019 class A vacancy rate was 0.40%, the lowest it has been since 2001. The average class A asking rent was $25.10 psf for 2019. Note that “Class A” and “Class B” buildings vary between markets. The Boulos Survey defines Class A office buildings as those that are investment-grade properties that feature a unique design with immediate access to parking. These Class A office buildings must be ADA-compliant and benefit from professional property management. The Boulos Survey defines Class B office buildings as ones that offer utilitarian space without special amenities, are of ordinary design, except for historic, renovated buildings and feature good maintenance with all floors handicapped accessible.

The downtown Portland submarket is also heavily dependent on the market for medical office. Per The Boulos Company, health spending accounted for 17.9% of Portland’s 2019 GDP. The Greater Portland market comprised a total of approximately 1.3 million sf of medical space as of YE 2019 with a reported vacancy rate of 1.42%, down from 1.82% as of YE 2018. There were 13 new medical office leases signed in 2019 comprising approximately 84,000 sf. Additionally, new developments in the medical office space include a $38 million planned cancer center by Central Maine Healthcare, a $59 million medical office planned by Maine Medical Center, and the continued buildout of MaineHealth’s Maine Medical Center campus.

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The market for parking in the downtown submarket has kept pace with the strengthening office and medical markets. Per the parking survey conducted by the City of Portland in September 2020 (which is available at www.portlandmaine.gov/documentcenter/ (the “City Survey”), there are 16 parking garages in the downtown submarket, including the Property, comprising 7,623 parking spaces. The City Survey indicates an average monthly rate of $157.67, an average hourly rate of $4.30, and an average daily rate of $36.62. Of the 16 garages, six operate 24 hours, seven days a week. Per the City Survey, verified as of October 2020, 10 garages currently have a wait list for monthly parking passes. As of October 2020, the Property charges a monthly rate of $185.00, an hourly rate of $4.00 ($5.00 for the first hour), and a daily rate of $40.00.

Summary of OpCo Historical Financial Operating Data

The determination of the Property Net Operating Income (“Property NOI”) includes the income generated by the property from its operations minus operating expenses. This measure does not include expenses that are unconnected with the operation of the Property, such as capital expenditures, leasing commissions, debt service, reserves, tax impact, rental increases, disposition value and depreciation expenses. The Property NOI and OpCo Net Income / (Loss) are non-GAAP financial measurements and are provided as additional information to complement GAAP measures by providing a further understanding of operating results from management’s perspective. The reconciliation of these benchmarks to GAAP for the year ended December 31, 2019 is detailed in “Non-GAAP Financial Measurements Reconciliation.”

	December 31, 2019	December 31, 2018
Revenues:
Parking Rental Income	$2,453,834	$2,504,001
Interest Income	$369	$407
Effective Gross Income	$2,454,203	$2,504,408
Expenses:
Payroll	$327,978	$313,450
Repairs and Maintenance	$261,358	$348,873
Utilities	$13,862	$14,130
Insurance	$33,371	$28,065
Other Operating Expenses	$96,051	$74,935
General and Administrative Expenses	$90,408	$106,581
Management Fees	$325,959	$124,038
Property Taxes	$191,835	$184,250
Total Operating Expenses	$1,340,822	$1,194,322
Property NOI	$1,113,381	$1,310,086
Other Expenses:
Interest Expense	$619,011	$634,518
Depreciation	$399,462	$372,342
Net Income	$94,908	$303,226
Adjustments
Depreciation	$399,462	$372,342
Amortization of Loan Financing Fees	$23,068	$23,068
Deferred Parking Rental Income	$(12,767)	$(15,737)
Change in Operating Assets and Liabilities:
Accounts Receivable and other Assets	$49,547	$(72,402)
Accounts Payable, Accrued Expenses and other Liabilities	$(68,183)	$57,901
Accrued Interest	$404	$1,160
Net Cash Provided by Operating Activities	$486,439	$669,558

The table above shows the Property NOI for the year ended December 31, 2019 and 2018.

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Non-GAAP Financial Measurements Reconciliation

OpCo uses Property NOI and OpCo Net Income / (Loss) as key performance indicators in evaluating operations. Given the nature of its business as a real estate owner, OpCo considers these measurements as key supplemental measures of its operating performance that are not specifically defined by GAAP. OpCo believes that Property NOI and OpCo Net Income / (Loss) are useful to management and investors as starting points in measuring its operational performance because these measurements exclude various items included in the GAAP adjusted net income (loss) that do not relate to or are not indicative of its operating performance, which can make periodic and peer analyses of operating performance more difficult.

Five-Year Pro Forma Gross Cash Yield

Based on our current view of existing market conditions and certain current assumptions (see “Key Projection Assumptions” below), we expect that OpCo Net Income for the years ended December 31, 2021 through 2025 will be as set forth in the tables below. The table below provides Projected Gross Cash Yield and Projected Net Cash Yield, non-GAAP financial measures used to project estimated proceeds distributed to the Company before and after fees, respectively, and other key assumptions included in our guidance for the years ended December 31, 2021 through 2025.

	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Revenue:
Transient parking income	$801,841	$821,879	$842,615	$864,070	$886,266
Monthly non-license income	$231,503	$238,448	$245,601	$252,969	$260,558
Hotel and license income	$1,431,805	$1,372,264	$1,476,432	$1,583,726	$1,694,237
Total Parking Revenue	$2,465,149	$2,432,591	$2,564,648	$2,700,765	$2,841,061
Misc. income (1)	$19,035	$19,606	$20,194	$20,800	$21,424
Total Revenues (2)	$2,484,184	$2,452,197	$2,584,842	$2,721,565	$2,862,485
Less Expenses:
Payroll	$304,396	$313,528	$322,934	$332,622	$342,601
Repairs and maintenance	$69,298	$71,377	$73,519	$75,724	$77,996
Utilities	$14,337	$14,767	$15,210	$15,666	$16,136
Insurance	$32,996	$33,986	$35,006	$36,056	$37,137
Other operating expenses	$106,246	$108,738	$111,298	$113,928	$116,630
General and administrative expenses	$18,798	$19,362	$19,943	$20,541	$21,157
Management fees	$124,209	$122,610	$129,242	$136,078	$143,124
Property taxes	$220,222	$226,829	$233,634	$240,643	$247,862
Total Operating Expenses	$890,502	$911,196	$940,784	$971,258	$1,002,643
Property NOI	$1,593,682	$1,541,001	$1,644,058	$1,750,307	$1,859,842
Less: Interest expense	$541,381	$523,369	$506,017	$485,150	$464,867
Less: mortgage principal repayment	$430,698	$448,155	$465,786	$485,096	$504,594
OpCo Net Income	$621,603	$569,476	$672,255	$780,061	$890,382
Projected gross cash yield (3)	6.2%	5.7%	6.7%	7.8%	8.9%
Projected net cash yield (4)	5.2%	4.7%	5.7%	6.8%	7.9%

(1) Miscellaneous income consists of online sales and late charges. For the purpose of calculating the percentage breakdown of revenues, online sales are included in transient parking income and late fees are included in hotel and license income.

(2) The apportioned ratio of transient parking income, monthly parking income and licensed parking income for the years ended December 31,2018, December 31, 2019 and the period ended June 30, 2020, can be found as follows, along with the projected breakdown for the years ended December 31, 2021 through 2025:

	December 31, 2018	December 31, 2019	June 30, 2020	December 31, 2021	December 31, 2022	December 31, 2023	December 31, 2024	December 31, 2025
Revenue sources:
Transient parking	29%	29%	16%	33%	34%	33%	33%	32%
Monthly non-license	14%	8%	11%	9%	10%	10%	9%	9%
Hotel and license	57%	63%	73%	58%	56%	57%	58%	59%

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(3) “Gross Cash Yield'' represents a non-GAAP financial measurement of projected proceeds distributed to the Company. The OpCo Net Income is the amount available for distribution from OpCo and forms the basis for the Projected Gross Cash Yield, which is subject to any retained earnings made by OpCo. The Gross Cash Yield to the Company (expressed as a percentage) is calculated by taking the OpCo Net Income multiplied by the percentage Interest divided by the Offering Amount (basis) of the Company contributed into OpCo. The Gross Cash Yield calculation assumes that going forward OpCo distributes 100% of OpCo Net Income, although there is no contractual obligation for OpCo to make any annual distributions. See “Distribution Policy” on page 16.

(4) The Projected Net Cash Yield is calculated by taking the Gross Cash Yield and deducting the annual 1% Platform Fee attributed to the Company. See “Distribution Policy” on page 16. The Projected Net Cash Yield for years ended December 31, 2021 through 2025 assumes the value of the units remains constant. Should the value increase or decrease, the platform fee would be recalculated as explained in the LEX ATS Agreement. See “LEX Markets Trading Platform” beginning on page 37.

Key Projection Assumptions

The projections provided above are subject to the following assumptions. Due to COVID-19, the guidance for the year ended December 31, 2021 is a normalization from the year ended December 31, 2019 financials based on the following key assumptions for the year ended December 31, 2021:

●	Maine Medical Center executes its option to reduce space down to 300 spaces in February 2021, which will reduce license income
●	Transient income returns to normalized levels from pre-COVID-19 amounts, but accounts for a higher total percentage of OpCo’s total revenue due to the assumption that Maine Medical Center will reduce its total spaces leased
●	Hotel and license income increases as new agreements are signed yearly at a monthly rate of $175, which is based on the most recent agreement signed with Catholic Charities Maine.
●	Certain capital improvement projects that were expensed as repair and maintenance were one-time expenses and will be reduced going forward.
●	Payroll expense is reduced due to new SP Plus technology that lessens the need of additional on-site staff
●	Asset management fee will be equal to two percent (2%) of OpCo’s annual gross income, subject to a five percent (5%) cap on the aggregate management fee payable by OpCo to the Property Manager and the OpCo Manager. For additional information regarding the Manager, see “Management” beginning on page 27.

The key projection assumptions OpCo uses for years ended December 31, 2022 through 2025 are primarily based on applying a 3% growth rate to the projected 2021 financial results, which is substantially based on the assumption that transient income will grow at a reduced rate of 2.5% due to a corresponding decline in the availability of parking spots as a result of a projected increase in new long-term parking agreements as shown in the table below. OpCo assumes other operating expenses grow at 2.4% due to historically flatline or insignificant growth of other operating expenses (e.g. condominium fees, advertising expenses, etc.).

OpCo’s key projection assumptions for income, expenses, and net operating income are subject to a number of variables and uncertainties, including those discussed under the captions “Statements Regarding Forward-Looking Information” section on page iii, “Risks Related to the Property” beginning on page 7, “Risks Related to Investments in Real Estate” beginning on page 9 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 26.

The following table summarizes the key projection assumptions for years ended December 31, 2022 through 2025:

Key projection assumptions:	Guidance for the Years Ended December 31, 2022-2025
Transient parking income	2.5%
Monthly non-license income	3.0%
Hotel and license income	7.0%-7.6%
Misc. income	3.0%
Payroll	3.0%
Repairs and maintenance	3.0%
Utilities	3.0%
Insurance	3.0%
Other operating expenses	2.4%
General and administrative expenses	3.0%
Management fees	5% of annual gross income
Property taxes	3.0%
Interest expense	Per loan agreement
Mortgage principal repayment	Per loan agreement

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OpCo Business and Growth Plan

The OpCo Manager believes that its operating strategy will enhance the value of the Property and provide long-term cash flow to the Company. OpCo intends to do the following in order to achieve its operational strategy for growth:

OpCo intends to install LED price boards for dynamic pricing

As part of its planned capital expenditures, OpCo intends to install a new LED price board linked to occupancy sensors. This will allow the garage managers to enact airline-like pricing throughout the day, increasing prices during times when the garage is near capacity, and offering discounts during off-peak hours. This ultimately leads to an efficient revenue maximization on an hourly basis.

OpCo intends to sign new corporate lease agreements or offer additional monthly licenses in 2021

Per the lease agreement with Maine Medical Center (“MMC”), MMC has the right to reduce its number of its guaranteed spaces to 300 starting in February 2021, and its lease agreement expires in September 2021. MMC is currently constructing a 2,450-space garage for employees and patients with plans to finish the construction sometime in 2022. Part of this new garage is already open to employees of MMC. Neither the Company nor OpCo will have any interest in the new MMC parking garage. OpCo’s business plan assumes MMC will downsize in February 2021, and the Company will either sign a new lease with MMC for fewer spaces or backfill the spaces with new lessees in September 2021. The remaining 200 spaces will be offered to the public for monthly licenses or to another local company. OpCo assumes non-license market rates by September 2021 to be $175 per month.

OpCo will continue to manage the Property and use Standard Parking for day-to-day operations

Standard Parking is expected to remain the on-site management company for the Property. OpCo will leverage Standard Parking’s technology-driven solutions to further improve pricing and cost efficiencies at the Property. In addition to the LED price board, Standard Parking offers a mobile app, remote management services, hourly tracking technology, real-time facility performance analytics, and access to trained professionals with years of parking garage management experience.

OpCo will execute a new asset management agreement with the OpCo Manager that will cap the total management fee at 5% inclusive of Standard Parking’s management fees. The OpCo Manager will leverage its relationship with Standard Parking in order to continue to operate the Property in a manner that generates the highest value.

OpCo plans to finish façade replacements

The OpCo Manager has recently started work to replace the brick façade of the Property with metal sidings. The remaining sides of the Property are expected to be completed in the first half of 2021. Approximately $300,000 of planned capital expenditures are expected to be completed during the next several months. OpCo’s pro forma includes a significant reduction in repairs and maintenance, due to the recent capital improvements being booked as an expense item.

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OpCo assumes certain expense items will be significantly reduced in the pro forma

OpCo’s business plan assumes that payroll, general and administrative, repairs and maintenance, professional fees and snow removal costs will be reduced going forward. OpCo budgeted payroll and general and administrative costs lower than what was reported in 2019 due to the new technology from SP Plus that will allow for remote management and electronic payments. This plan will drastically reduce payroll costs and overhead costs associated with a lower staff. OpCo also normalized snow removal after 2019 resulted in excessive snow removal costs above what was budgeted. Repairs and maintenance going forward will not include the one-time expense of replacing the sidings. Lastly, OpCo does not expect to pay excessive professional fees, namely legal and engineering costs, that were associated with the capital improvements completed in 2018 and 2019.

The OpCo Manager sees last-mile logistics and urban infill parking garages as a long-term investment

The longer-term intangible that the OpCo Manager believes will catapult the urban infill parking garage into an institutional core plus holding is the rapidly accelerating demand for last-mile logistics. The OpCo Manager expects that this long-term secular trend will open up a heretofore unquantified boon in demand from e-commerce companies like Amazon and Wal-Mart needing downtown depots to distribute their goods into delivery vans. For most cities, downtown warehousing is not possible. As a result, the OpCo Manager expects that the current cap rates at which parking assets can be acquired will compress significantly.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. You should not place undue reliance on forward-looking statements, and you should consider carefully the statements made in “Risk Factors” and elsewhere in this offering circular that identify important factors that could cause actual outcomes to differ from those expressed or implied in our forward-looking statements, and that could materially and adversely affect our business, operating results and financial condition.

This Management’s Discussion and Analysis should be read together with the financial statements and notes thereto, included elsewhere in this offering circular.

Overview

The Company was formed on May 12, 2020 and has conducted no operations other than those related to our organization and the preparation of this offering. The Company will not conduct any business activities except for administrative functions and activities relating to monitoring the Interest. The Company has not generated any revenues and has relied on LEX Markets Corp. to provide funding for its operations to date. The Placement Agents will reimburse LEX Markets Corp. for the Company’s organization and offering expenses up to the extent of the 4% placement fee received. LEX Markets Corp. is responsible for any expenses in excess of the total placement fee. The Company’s lack of operating history makes it difficult for potential investors to evaluate the potential success of its business and to assess its future viability.

Assuming the successful completion of this offering and the consummation of the transactions contemplated by the Contribution Agreement, all of the Company’s revenues will be comprised of distributions received from OpCo relating to the Interest.

Liquidity and Capital Resources

The Company is dependent on the proceeds from this offering to acquire the Interest. As of the date of this offering circular, the Company’s assets are nominal and it has limited cash on hand. Over the course of 2020, LEX Markets Corp. has paid for initial organizational expenses and certain expenses related to this offering, which amounts will be reimbursed by the Placement Agents up to the extent of the 4% placement fee received. LEX Markets Corp. will continue to fund any expenses in excess of the total placement fee.

As indicated in the financial statements included elsewhere in this offering circular, as of May 21, 2020, the Company had $100 in cash, representing the Manager’s contribution to the Company’s initial capitalization.

We will be required to obtain the capital required to purchase the Interest and conduct our operations from the sale of the Units through our offering under Regulation A of the Securities Act. For information regarding the anticipated use of proceeds from this offering, see “Description of Property” and “Use of Proceeds” beginning on pages 17 and 15, respectively.

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MANAGEMENT

General

Because the Issuers are organized as limited liability companies, they do not have a “board of directors.” The Manager and the OpCo Manager perform the function of a board of directors for the Company and OpCo, respectively. Under the terms of the respective operating agreements, the Company and OpCo have agreed to limit the liability of the Manager and the OpCo Manager, respectively, and to indemnify the Manager and the OpCo Manager, respectively, against certain liabilities. The Manager will not receive any compensation for its services as the managing member of the Company.

Certain information regarding the executive officers of the Manager and the OpCo Manager and other significant individuals, and their positions, ages and terms of office, as applicable, are as follows:

Name	Position (1)	Age
Charles Follini	President	53

(1)	The business address of each of Mr. Follini is 6 West 20th Street, 5th Floor, New York, New York 10011.

Charles (CJ) Follini, President. CJ Follini has more than 25 years of experience in the acquisition, development, and management of professional real estate across numerous asset classes. These include: healthcare facilities, medical office space, urban parking, media infrastructure, industrial land development, and senior housing. CJ’s career highlights include development of a 400-acre site with Rockefeller Group Properties for the expansion of their renowned International Trade Center in Mount Olive, New Jersey. In 2001, Mr. Follini created Noyack Medical Partners, LLC with the express purpose of investing in healthcare real estate. Over the last 15 years it has accumulated a $100MM+ portfolio exceeding return estimates for its investors. Earlier in his career, Mr. Follini served as President of the Gun For Hire Production Centers. He conceived, designed and renovated all of Gun For Hire’s 400,000+ square feet of digital media centers in New York, Miami, Vancouver, Toronto and Los Angeles. His New York facility earned the 1998 Crain’s Magazine Small Business Award. CJ holds a B.A. from Tufts University, a General Course Degree from London School of Economics & an Executive Management certification from Harvard Business School. CJ has also served on the boards as Chairperson of the HERE Arts Center & Chashama Arts.

Mr. Follini has not acted as a sponsor of any prior investment program for which a date and time period for the liquidation of the program were disclosed in the offering materials.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table cites the beneficial ownership of the Units as of the date of this offering circular for each person or group that holds more than 5% of the Units, for each executive officer and the executive officers as a group. Because the Company is organized as a limited liability company, it does not have a “board of directors.”

Upon the execution of the Operating Agreement at or prior to the qualification of this offering, the Manager will receive one Unit, representing a 100% of the then-outstanding Units. The Company’s voting securities consist solely of the Units.

Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. Affiliates of the Company and the Manager may purchase Units in this offering, but only at the same price and on the same terms as other investors in this offering. We will not reserve any portion of the Units being offered for sale in this offering for sale to any of the foregoing or any other person.

Title of Class	Name and Address of Owner(1)	Number of Units	Amount Acquirable	Percent of Class
Units	Noyack Medical Partners LLC	1	N/A	100%

(1)	The business address of the Manager is 6 West 20th Street, 5th Floor, New York, New York 10011. Mr. Follini, as the managing member of the Manager, exercises control over the Unit held by the Manager and, as a result, may be deemed to be the beneficial owner of the Unit.

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CONFLICTS OF INTEREST

General

The Manager is also the OpCo Manager. There may be circumstances under which OpCo wishes to take or refrain from taking certain actions that are not in the Company’s best interest. In those circumstances, the Manager may have a conflict of interest between the Company’s interests and the interests of OpCo. There is no assurance that the Manager will resolve any such conflict of interest in the Company’s favor.

The Manager, which is controlled by Mr. Charles Follini, has the authority to make decisions on behalf of the Company, and, in his capacity as the managing member of the OpCo Manager, Mr. Follini has the sole authority to make decisions on behalf of OpCo, regarding (1) whether to issue additional units in either entity, (2) employment decisions, including the fees payable to the Manager and the OpCo Manager, and (3) whether to enter into material transactions with third parties, subject to the approval of the “independent representative,” as described under the heading “Contribution Agreement—Actions Requiring Representative Approval.”

Duties to Investors

The Manager maintains a contractual, as opposed to a fiduciary relationship, with the Company and its investors. Accordingly, he Company and its investors will only have recourse and be able to seek remedies against the Manager to the extent it breaches its obligations pursuant to the Operating Agreement. Furthermore, the Company has agreed in the Operating Agreement to limit the liability of the Manager and to indemnify the Manager against certain liabilities. These provisions may be detrimental to investors because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty, including fiduciary duties. By purchasing the Units, investors will be treated as having consented to the provisions set forth in the Operating Agreement.

Furthermore, investors do not have the right to elect or remove the Manager even if the Manager commits, among other things, fraud or other criminal misconduct, unless such conduct would be deemed to be a “disqualification event” under Regulation A. See “Contribution Agreement—Management of OpCo.”

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CONTRIBUTION AGREEMENT

The Company’s investment in OpCo will be made pursuant to the terms of a Contribution Agreement to be entered into between the Company and OpCo. The following summary is not intended to be complete, and is qualified in its entirety by reference to the form of the Contribution Agreement, a copy of which is filed as an exhibit to the offering statement of which this offering circular forms a part.

Contribution

Upon the completion of this offering, the Company will acquire the Interest in exchange for a capital contribution equal to the proceeds of this offering. The Interest will entitle the Company to receive a pro rata share of the profits and losses of OpCo. The amount of the pro rata share will depend on the amount of the gross proceeds of this offering. If we sell Units equal to the Total Minimum Offering Amount, we estimate that the Company’s pro rata share will be 6.5%. If we sell Units equal to the Total Maximum Offering Amount, we estimate that the Company’s pro rata share will be 10%.

The amount paid by the Company for the Interest will be used for capital expenditures, reimbursement for capital expenses already completed at the Property as follows:

Description	Amount
Facade Replacement	$300,000
Reimbursement Capex	$700,000

Distributions

The Company will be entitled to distributions in respect of the Interest in OpCo as may be made from time to time. Such distributions will be the sole source of cash available for distributions on the Units. See “Distribution Policy” on page 16.

Actions Requiring Representative Approval

If OpCo proposes to enter into a “material related party transaction,” the OpCo Manager will retain, on behalf of OpCo, an “independent representative” to review and approve the proposed transaction. The OpCo Manager will make the determination as to whether a transaction constitutes a material related party transaction in its sole discretion. The Contribution Agreement will prohibit OpCo from engaging in any such transaction unless the transaction is approved by the independent representative. The independent representative will be selected by the OpCo Manager in its sole discretion, provided that such person must meet the “director independence” standards of the New York Stock Exchange as set forth in the New York Stock Exchange Listed Company Manual.

Management of OpCo

Pursuant to the terms of the Contribution Agreement, OpCo will agree to revise the terms of its operating agreement to provide for the restrictions on OpCo’s actions and to grant to the Company certain additional control rights, as described below:

●	OpCo will be required to make certain tax elections and certifications as specified by the Company to ensure the public transferability of the Units.

●	OpCo will be required to conduct its operations in such a manner so as permit the Company to be able to rely on the “Qualifying Income Exception” so as to avoid being treated as a “publicly traded partnership” under Section 7704 of the Code.

●	OpCo will be required to maintain a loan-to-value ratio of debt secured by real estate, including the Property, of not greater than 75%.

●	OpCo will be required to distribute its income and submit to the oversight of an independent income distribution servicer to be selected by the Company.

●	OpCo will be prohibited from entering into any material related party transactions without the approval of an independent representative meeting the “director independence” standards of the New York Stock Exchange, who would be appointed as needed.

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●	the OpCo Manager:

●	Must, at all times, be the Manager;

●	Must co-invest in the equity of OpCo; and

●	Will be automatically removed as the OpCo Manager and the Manager if it engages in any activity that would constitute a “disqualification event” under Rule 262 of Regulation A.

●	Notwithstanding the presumption in Delaware law to the contrary, the holders of the Units will be granted standing as proper plaintiff to bring a derivative action challenging OpCo’s management.

●	OpCo may not cross-collateralize OpCo’s assets to support non-OpCo loans.

●	OpCo must provide all information required for the Company to comply with its ongoing disclosure obligations under Regulation A.

●	OpCo must take all actions necessary in order for the Company to comply with its ongoing LEX Platform obligations.

Information Rights

Information Provided to the Company

Pursuant to the terms of the Contribution Agreement, OpCo will be required to enter an amended and restated operating agreement pursuant to which OpCo will need to provide to the Company the following information:

●	within 120 days after the end of each fiscal year (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Projections (as defined below) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of members’ equity as of the end of such year, all such financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) and audited and certified by OpCo’s independent public accountants;

●	within 45 days after the end of each of the first six months of each fiscal year of OpCo, unaudited statements of income and cash flows for such period, an unaudited balance sheet and a statement of members’ equity as of the end of such period, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP); and

●	such other information relating to the financial condition, results of operations or prospects (financial or other) of OpCo or the Property as the Company may from time to time reasonably request; provided, however, that OpCo will not be obligated to provide information that OpCo reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to OpCo); or the disclosure of which would adversely affect the attorney-client privilege between OpCo and its counsel.

Information Provided to the Service Provider

Under the terms of the Contribution Agreement, OpCo and the Company will enter into an issuer servicing agreement with Largo Real Estate Advisors, Inc. (“Largo”), an independent service provider, pursuant to which OpCo will provide the following information to Largo in order for the service provider to ensure the Company complies with its periodic reporting obligations under Regulation A.

•	Basic property information, such as site plans and square footage;

•	Property financials, including pro forma operating projections, schedules of capital expenditures and operating statements;

•	Property leasing, including copies of all leases and amendments, rent schedules, and billing models;

•	Property operating agreements, such as service contracts, license agreements and management agreements;

•	Third party reports, including an environmental report, appraisal and audit;

•	Representations from the property owner, including insurance, compliance with contracts and litigation;

•	Loan information, including the loan agreements and any outstanding balances;

•	The property must maintain certain escrow/reserve balances;

•	A real estate owner questionnaire;

•	Lease amendments or departures/downsizings by certain tenants and/or subtenants;

•	Certain capital expenditures;

•	Capitalization events, including loan modification, refinancings or dispositions;

•	Changes in management of any special purpose entity, property owner, property management or leasing agent;

•	Material litigation proceedings; and

•	Any representation made that is no longer valid and cannot be cured within 30 days.

If OpCo fails to provide any such information to Largo, then such failure will constitute an “event of default” under the Contribution Agreement. Upon the occurrence of any event of default under the Contribution Agreement, each holder of Units will have the right, for a period of 60 days following the expiration of the 30-day default cure period, to cause the OpCo to purchase such holder’s Units at a price per Unit equal to the purchase of such Units plus any accrued but unpaid distributions. LEX Markets LLC will pay Largo an annual fee equal to 0.15% of the value of the public float of the Units.

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DESCRIPTION OF UNITS

On or prior to the time of qualification of this offering circular by the SEC, the Company will enter into the Operating Agreement. The membership interests are referred to herein as “Units.” We are offering up to 4,000 of the Units, for an aggregate amount of $1,000,000 pursuant to this offering circular. The following description of the Units is based upon the Company’s certificate of formation, the Operating Agreement, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to the certificate of formation and the Operating Agreement, copies of which are filed with the SEC as exhibits to this offering circular.

Upon the execution of the Operating Agreement at or prior to the qualification of this offering, the Manager will purchase one Unit, representing 100% of the outstanding Units.

The Company was formed for the sole purpose of acquiring the Interest. It will not conduct any business activities except for administrative services and monitoring its investment in OpCo.

Organization and Duration

The Company was formed on May 12, 2020, as a Delaware limited liability company pursuant to the Delaware Limited Liability Company Act (“DLLCA”). It will remain in existence until liquidated in accordance with the Operating Agreement.

Purpose and Powers

Under the Operating Agreement, the Company is permitted to engage in such activities as determined by the Manager that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon the Company and the Manager pursuant to the Operating Agreement relating to such business activity, provided that the Manager is prohibited from engaging in certain activities without obtaining the approval of holders of a majority of the Units.

Manager and its Powers

The Company is a manager-managed limited liability company as set forth in Section 401 and Section 101 of the DLLCA. The Manager will be the manager of the Company.

Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, subject to the requirement to obtain consent from the holders of the Units for certain actions, and shall possess all powers necessary, convenient or appropriate to carrying out our purposes and business, including doing all things and taking all actions necessary to carry out the terms and provisions of the Operating Agreement.

Pursuant to the Operating Agreement, the Manager shall have full authority in its discretion to exercise, on behalf of the Company and in the name of the Company, all rights and powers of a “manager” of a limited liability company under the DLLCA necessary or convenient to carry out the Company’s purposes. Any person not a party to the Operating Agreement dealing with the Company will be entitled to rely conclusively upon the power and authority of the Manager to obligate us in all respects, and to authorize the execution of any and all agreements, instruments and other writings on behalf of the Company and in its name.

The Manager will have sole voting power over all matters regarding the operations of the Company, except as described below under “—Voting Rights.”

Notwithstanding the foregoing, the authority of the Manager is restricted in the manner described in “Contribution Agreement--Management of OpCo” beginning on page 30.

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Membership Interests

As of the date of this offering statement, there is one Unit issued and outstanding and it is held by the Manager.  The Company issued the Unit to the Manager concurrently with entering into the Operating Agreement.

Voting Rights

On each matter where the members have a right to vote, each Unit shall be entitled to and shall constitute one (1) vote, and all Units shall vote together as a single class. In determining any action or other matter to be undertaken by or on behalf of the Company, each member shall be entitled to cast a number of votes equal to the number of Units that such member holds, with the power to vote, at the time of such vote. Unless otherwise set forth in the Operating Agreement, or otherwise required by the DLLCA, the taking of any action by the Company which requires a vote of the members as set forth above shall require the receipt of votes from members holding a majority of the Units to constitute a quorum. In determining the outcome of any vote at a meeting, members that abstain or do not vote will effectively be counted as votes against such action.

Subject to the DLLCA, the Manager will have sole voting power over all matters, including: mergers, consolidations, acquisitions, winding up and dissolution; except, the Manager shall not have the authority to do any the following without first obtaining the prior approval or consent of holders of a majority of the Units:

●	amend, waive or fail to comply with any material provision of the Operating Agreement; or

●	lease, transfer, assign or otherwise dispose of all or substantially all of our assets other than in our ordinary course of business.

An approval of holders of a majority of the Units is required for the above listed events. Units beneficially owned by the Manager shall have no voting rights.

Removal

The Manager may not be removed by the members, unless the Manager engages in conduct that would constitute a “disqualification event” under Regulation A.

Agreement to be Bound by the Operating Agreement

By purchasing a Unit, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement. Pursuant to the Operating Agreement, each holder of Units and each person who acquires a Unit from a holder must agree to be bound by the terms and conditions of the Operating Agreement.

Member Voting

The Units have one vote per unit, shall vote together as a single class and that vote may be taken at a meeting or may be taken via a written consent in lieu of a meeting.

The Company will provide holders of Units with not less than ten (10) and no more than sixty (60) days prior notice of any meeting or any action subject to a vote of holders of Units. To constitute a quorum, at least a majority of the Units eligible to vote on such matter or such higher percentage of Units as may be required for such action must be represented in person or by proxy. At any meeting or on any matter that is to be voted on or consented to by holders of Units, the then holders of the Units, may vote in person or by proxy, and such vote may be made, and a proxy may be granted in writing, by means of electronic transmission or as otherwise permitted by applicable law. Units beneficially owned by the Manager shall have no voting rights.

The Company has elected to be governed by paragraphs (b), (c), (d) and (e) of Section 212 of the Delaware General Corporation Law (the “DGCL”) and other applicable provisions of the DGCL, as though we were a Delaware corporation and as though holders of the Units were stockholders of a Delaware corporation. Such sections generally regulate proxies for any voting purposes.

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In addition, OpCo has provided holders of Units standing as proper plaintiff to bring a derivative action challenging OpCo’s management, notwithstanding the presumption under Delaware law to the contrary. See “Contribution Agreement--Management of OpCo” beginning on page 30.

Member Distributions

The Company’s net income will be paid 100% to the holders of the Units, pro rata in proportion to the number of Units held by each member. There can be no assurance as to the timing of a distribution or that the Company will pay a distribution at all. There are no contractual restrictions on the Company’s ability to make distributions and if any are to be made in the future, such decision will be at the discretion of the Manager and will depend on our then current financial condition and other factors deemed relevant by the Manager. Under the OpCo operating agreement, OpCo is obligated to make cumulative annual distributions, including all anticipated quarterly distributions, to its members, including the Company, to cover tax liabilities. See “Distribution Policy.”

Put Right

Upon the occurrence of an event of default under the Contribution Agreement regarding information to be provided by OpCo to Largo, the holders of the Units will have a 60-day right to cause OpCo to repurchase their Units for a price per Unit equal to the purchase price of such Units plus any accrued but unpaid distributions. See “Contribution Agreement—Information Rights.”

Limited Liability

The liability of each member of the Company will be limited as provided in the DLLCA and as set forth in the Operating Agreement. No member of the Company will be obligated to restore by way of capital contribution or otherwise any deficits in its capital account (if such deficits occur).

The DLLCA provides that a member of a Delaware limited liability company who receives a distribution from such company and knew at the time of the distribution that the distribution was in violation of the DLLCA shall be liable to the Company for the distribution for three years. Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of that company, other than liabilities to members on account of their equity interests and liabilities for which the recourse of creditors is limited to specific property of that company, would exceed the fair value of the assets of that Company. The fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of a company only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the DLLCA, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to that company, except the assignee is not obligated for liabilities unknown to him at the time the assignee became a member and that could not be ascertained from that company’s operating agreement.

Exculpation and Indemnification of the Manager and Others

Subject to certain limitations, the Operating Agreement limits the liability of the Manager and its affiliates, any of the Company’s members, any person who is our officer and any person who serves at the request of the Manager on behalf of us as an officer director, independent representative, partner, member, stockholder or employee of such person (referred to together as the “Protected Persons” or in the singular as the “Protected Person”).

Exculpation

No Protected Person will be liable to the Company or the Manager or any other member of the Company for any action taken or omitted to be taken by it or by other person with respect to the Company, including any negligent act or failure to act, except in the case of a liability resulting from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or any intentional and material breach of the Operating Agreement or conduct that is the subject of a criminal proceeding. With the prior consent of the Manager, any Protected Person may consult with legal counsel and accountants with respect to the Company’s affairs (including interpretations of the Operating Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the board members, officers, employees, consultants, attorneys, accountants and professional advisors of the Company selected with reasonable care, provided, that no such Protected Person may rely upon such statements if it believed that such statements were materially false.

The Manager may not be liable to the Company or the members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, purchasers of Units have a more limited right of action than they would have absent the limitation in the Operating Agreement.

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Indemnification

To the fullest extent permitted by law, the Company will indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including reasonable legal fees, costs and expenses incurred in investigating or defending against any such losses, claims, damages or liabilities or in enforcing a Protected Person’s right to indemnification under the Operating Agreement, and any amounts expended in respect of settlements of any claims approved by the Manager (collectively referred to herein as the “Liabilities”), to which any Protected Person may become subject:

●	by reason of any act or omission or alleged act or omission (even if negligent) arising out of or in connection with the activities of the Company; or

●	by reason of the fact that it is or was acting in connection with the activities of the Company in any capacity or that it is or was serving at the request of the Company as a partner, stockholder, member, board members, managers of the Manager, the independent representative, officer, employee, or agent of any Person; unless, such Liability results from such Protected Person’s own actual fraud, gross negligence, willful misconduct, bad faith, breach of fiduciary duty, reckless disregard of duty or intentional and material breach of the Operating Agreement or conduct that is subject of a criminal proceeding (where such Protected Person has reasonable cause to believe that such conduct was unlawful).

Any indemnification provided under the Operating Agreement is limited thereunder to the extent of the Company’s assets only. Further, insofar as the foregoing provisions permit indemnification for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Reimbursement of Expenses

The Company will reimburse (and/or advance to the extent reasonably required) each Protected Person for reasonable legal or other costs and expenses (as incurred) of such Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to the Operating Agreement and for all costs and expenses, including fees, expenses and disbursements of attorneys, reasonably incurred by such Protected Person in enforcing the indemnification provisions of the Operating Agreement, provided, that such Protected Person executes a written undertaking to repay the Company for such reimbursed or advanced costs and expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by the Operating Agreement.

Amendment of the Operating Agreement

Amendments to the Operating Agreement may be proposed only by or with the consent of the Manager and must be approved by a majority vote of the holders of the Units. Further, the Manager does not need consent of the Units to amend the Operating Agreement for, among others, the following actions: (i) to evidence the joinder of a new member of the Company; (ii) in connection with the transfer of Units by members; (iii) as otherwise required to reflect capital contributions, distributions and similar actions; or (iv) as necessary or appropriate, in the sole discretion of the Manager, to ensure that we will not be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal (and applicable state) income tax purposes.

Termination and Dissolution

The Company will continue as a limited liability company until terminated under the Operating Agreement. The Company will commence winding up upon the first to occur of the following (the “Dissolution Event”):

●	Upon the determination of the members with the approval of the Manager;

●	The Company’s and/or OpCo’s insolvency or bankruptcy;

●	The sale of all or substantially all of the Company’s and/or OpCo’s assets; or

●	The entry of a decree of judicial dissolution under Section 18-802 of the DLLCA.

The Dissolution Event shall be effective on the day on which such event occurs and immediately thereafter the Company will commence its winding up during which its affairs shall be wound up in accordance with the terms of the Operating Agreement.

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Books and Reports

The Company is required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with Generally Accepted Accounting Principles in the U.S. For financial reporting purposes and federal income tax purposes, the Company’s fiscal year and its tax year are the calendar year.

Term and Removal of the Manager

The Operating Agreement provides that the Manager will serve as the Company’s sole Manager for an indefinite term, but the Manager will be automatically removed if the Manager ceases to serve as the sole manager of OpCo. Pursuant to the terms of the OpCo operating agreement, the OpCo Manager will be automatically removed if it engages in any activity that would constitute a “disqualifying event” under Rule 262 of Regulation A.

Transfer Agent

We intend to engage Computershare to be our transfer agent and registrar for the Units. Computershare’s address is at 150 Royall Street, Canton, Massachusetts 02021 and its telephone number is (781) 575-2000.

Investment Amount Limitations

There is a $250 minimum purchase requirement. The maximum amount that each investor can purchase is subject to the investment threshold described under “Plan of Distribution—Investment Threshold” on page 50. We can waive the minimum or maximum purchase requirements on a case-by-case basis in our sole discretion. Subscriptions, once received, are irrevocable by the investors but can be rejected by us.

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LEX MARKETS TRADING PLATFORM

General

LEX Markets Corp. and its broker dealer subsidiary LEX Markets LLC, through the LEX Markets Platform, seek to make commercial real estate investment liquid and accessible to investors. Independent Brokerage Solutions and LEX Markets LLC are currently the exclusive Placement Agents for this offering. The LEX Markets Platform is intended to allow users to invest in a single property and to build a portfolio of select properties through an online marketplace of individual properties. The investments will be freely tradable as there is no restriction period.

The LEX Markets Platform is intended to permit investors to purchase an ownership interest in a commercial real estate project on terms that would ordinarily not be available to retail investors. The LEX Market Platform is intended to enable investors to benefit from liquidity, low transaction costs and low minimum investment requirements as compared to traditional commercial real estate investments.

The LEX Markets Platform which will be comprised of (a) a front-end order management system (OMS) that enables users to research securities offered by LEX Markets and enter orders to buy or sell them, and (b) a matching engine that crosses buy and sell orders and reports trades to brokers for clearing and settlement and to the FINRA OTC Trade Reporting Facility. The matching engine will be operated by LEX Markets LLC, a wholly-owned subsidiary of LEX Markets Corp., as an Alternative Trading System (ATS) in compliance with Regulation ATS.

OMS users must connect to the ATS via a FINRA-licensed broker dealer. OMS users can do so either by (i) opening new brokerage accounts introduced by LEX Markets LLC and its clearing firm Apex Clearing Corporation, or (ii) connecting the OMS to their pre-existing accounts at other broker dealers who are members of the LEX Markets ATS.

In consideration for the Platform Fee, pursuant to the terms of the LEX ATS Issuer Agreement, which is the agreement for participation in the LEX Markets Platform, LEX Markets LLC agrees to provide the Company with a comprehensive solution to assist the Company to comply with the Company’s ongoing disclosure obligations under Regulation A and, upon approval of the LEX Markets ATS, a venue tailored for secondary trading of the Units. This includes assisting the Company in engaging third-party providers for services such as legal advisory work, periodic audit services, filing and compliance services associated with state securities laws (Blue Sky), transfer agent services, and tax preparation services such as the distribution of Form K-1s to Unit holders. This summary of services provided by LEX Markets is not intended to be complete and is qualified in its entirety by reference to the form of the LEX ATS Issuer Agreement, a copy of which is filed as an exhibit to the offering statement of which this offering circular forms a part.

Blue Sky Requirements for Secondary Trading

While Regulation A preempts state Blue Sky laws with respect to initial offerings, it does not as to secondary market trading. To facilitate secondary market trading, the Company intends to rely upon the unsolicited broker transactions and manual publication exemptions available under most state Blue Sky laws. In states that do not offer unsolicited broker transaction or manual publication Blue Sky exemptions, the Company will either register as required by state law or the LEX Markets Platform will not allow primary or secondary market trading by residents of such state(s).

Eligibility Criteria

In order to be eligible to participate on the LEX Markets Platform, the Company must meet the following eligibility criteria throughout the term of participation:

•	The Unit must have assigned CUSIP numbers and be eligible for DTC Continuous Net Settlement;

•	The Company must engage a transfer agent approved by LEX Markets;

•	The Company must comply with the applicable Blue Sky requirements;

•	The Company must timely file of all continuous and other reporting requirements under the Securities Act, including without limitation, the requirements of Regulation A;

•	The Manager must own at least 5% of the Units or an equivalent interest in the Company that is pari passu with an investment in the Units;

•	Material related party transactions must be reviewed and approved by an ad hoc independent board member;

•	The fiduciary duties of the Manager cannot be disclaimed;

•	The Company must maintain a public company director and officer insurance policy with a least $3,000,000 of coverage; and

•	The Company must not be the subject of any material enforcement proceeding brought by a regulator or criminal enforcement authority, and maintain status that prevents “bad actor” disqualification of “covered person” under Regulation A.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section is a summary of the material U.S. federal income tax considerations that may be relevant to prospective holders of Units who are individual citizens or residents of the United States. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder (the “Treasury Regulations”) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not obtained, and do not intend to obtain, any opinion of counsel or ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. Unless the context otherwise requires, references in this section to “us” or “we” are references to Gateway Garage Partners LLC.

The following section does not comment on all U.S. federal income tax matters affecting the Company or its unitholders and does not describe the application of the alternative minimum tax that may be applicable to certain unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and persons eligible for the benefits of an applicable income tax treaty with the United States), individual retirement accounts (IRAs), real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose “functional currency” is not the U.S. dollar, persons holding their Units as part of a “straddle,” “hedge,” “conversion transaction” or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Units being taken into account in an applicable financial statement and persons deemed to sell their Units under the constructive sale provisions of the Code. In addition, the discussion only comments to a limited extent on state, local, and foreign tax consequences. Accordingly, we encourage each prospective holder of Units to consult his or her own tax advisor in analyzing the U.S. federal, state, local and foreign tax consequences particular to him or her of the ownership or disposition of Units and potential changes in applicable laws.

Partnership Status

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account his or her share of items of income, gain, loss and deduction of the partnership in computing his or her U.S. federal income tax liability, regardless of whether cash distributions are made by the partnership. Distributions from a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to such partner is in excess of his or her adjusted basis in the partnership interest.

Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes dividends, interest (other than from a financial business), real property rents, gain from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

We intend to operate such that we will meet the Qualifying Income Exception in each taxable year. We do not expect to seek a ruling from the IRS or an opinion of counsel as to our status for U.S. federal income tax purposes or whether our operations will generate qualifying income under Section 7704 of the Code.

If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for U.S. federal income tax purposes.

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If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at the corporate rate. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder’s tax basis in his Units, or taxable capital gain, after the unitholder’s tax basis in his Units is reduced to zero. Accordingly, taxation as a corporation could result in a reduction in a unitholder’s cash flow and after-tax return and thus would likely result in a reduction of the value of the Units.

The remainder of this discussion assumes that we will be treated as a partnership for U.S. federal income tax purposes.

Tax Consequences of Unit Ownership

Flow-through of Taxable Income

Subject to the discussion below under “—Entity-Level Collections,” we will not pay any U.S. federal income tax. Instead, each unitholder will be required to report on his or her income tax return his or her share of our income, gains, losses and deductions without regard to whether corresponding cash distributions are made. Consequently, we may allocate income to a unitholder even if he or she has not received a cash distribution. Each unitholder will be required to include in income his or her allocable share of our income, gains, losses and deductions for our taxable year ending with or within his or her taxable year.

Treatment of Distributions

Cash distributions made by us to a unitholder generally will not be taxable to him or her for U.S. federal income tax purposes to the extent of such unitholder’s tax basis in his or her Units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of his or her tax basis generally will be considered to be gain from the sale or exchange of the Units, taxable in accordance with the rules described under “—Disposition of Units” below.

Adjusted Tax Basis of Units

A unitholder’s initial tax basis in his or her Units generally will be the amount such unitholder paid for the Units plus his or her share of our nonrecourse liabilities. That basis generally will be increased by such unitholder’s share of our income and by any increases in such unitholder’s share of our nonrecourse liabilities. That basis generally will be decreased, but not below zero, by distributions to such unitholder from us, by such unitholder’s share of our losses, by any decreases in such unitholder’s share of our nonrecourse liabilities and by such unitholder’s share of our expenditures that are not deductible in computing taxable income and that are not required to be capitalized. A unitholder generally will have a share, based on such unitholder’s share of profits, of our nonrecourse liabilities. See “—Disposition of Units” on page 42.

Restrictions on Deductibility of Losses

A unitholder may deduct its allocable share of our losses (if any) for U.S. federal income tax purposes only to the extent of such unitholder’s adjusted tax basis in the Units it is treated as holding at the end of the taxable year in which the losses occur. If the recognition of a unitholder’s allocable share of our losses would reduce its adjusted tax basis for its Units below zero, the recognition of such losses by such unitholder would be deferred to subsequent taxable years and will be allowed if and when such unitholder has sufficient tax basis so that such losses would not reduce such unitholder’s adjusted tax basis below zero. In addition, the “at-risk” rules and the limitations on “passive activity losses” and “excess business losses” could further limit the deductibility of losses allocable to a unitholder.

Limitations on Interest Deductions

Our ability to deduct interest paid or accrued on indebtedness properly allocable to a trade or business, “business interest,” will be limited to an amount equal to the sum of (i) our business interest income during the taxable year and (ii) 50% of our adjusted taxable income for such taxable year. Should our ability to deduct business interest be limited, the amount of taxable income allocated to our unitholders in the taxable year in which the limitation is in effect may increase. However, in certain circumstances, a unitholder may be able to use a portion of a business interest deduction subject to this limitation in future taxable years. Prospective unitholders should consult their tax advisors regarding the impact of this business interest deduction limitation on an investment in the Units.

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In addition, the deductibility of a non-corporate taxpayer’s “investment interest expense” is generally limited to the amount of that taxpayer’s “net investment income.” Investment interest expense includes:

●	interest on indebtedness properly allocable to property held for investment;

●	our interest expense attributed to portfolio income; and

●	the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

The computation of a unitholder’s investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a Unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder’s share of our portfolio income will be treated as investment income.

Entity-Level Collections

If we are required or elect under applicable law to pay any U.S. federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, may be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend the Operating Agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of Units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under the Operating Agreement is maintained as nearly as is practicable. Payment by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

Allocation of Items of Income, Gain, Loss and Deduction

In general, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. If we have a net loss for the entire year, that loss will be allocated to the unitholders in accordance with their percentage interests in us, as adjusted for certain items in accordance with applicable Treasury Regulations.

Section 706 of the Code provides that items of partnership income and deduction must be allocated between transferors and transferees of shares. We will apply certain assumptions and conventions in an attempt to comply with applicable rules and to report income, gain, loss, deduction and credit to unitholders in a manner that reflects such unitholders’ beneficial shares of our items. These conventions are designed to more closely align the receipt of cash and the allocation of income between unitholders of Units, but these assumptions and conventions may not conform with all aspects of existing Treasury Regulations. If the IRS successfully challenges our conventions, our items of income, gain, loss, deduction or credit may be reallocated among the unitholders to the possible detriment of certain unitholders. The Manager is authorized to revise our method of allocation between transferors and transferees (as well as among unitholders whose interests otherwise could vary during a taxable period).

Because we cannot match transferors and transferees of Units, we may adopt depreciation, amortization, and other tax accounting positions that may not comply with all aspects of existing Treasury Regulations. A successful IRS challenge to those positions could adversely affect the allocations of tax items to unitholders and could have a negative impact on the value of Units or result in audits of and adjustments to unitholders’ tax returns.

Tax Rates

Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37%, and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

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In addition, a 3.8% Medicare tax, or NIIT, is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder’s allocable share of our income and gain realized by a unitholder from a sale of Units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder’s net investment income or (ii) the amount by which the unitholder’s modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins for such taxable year. Treasury Regulations have been issued that provide guidance regarding the NIIT. Prospective unitholders are urged to consult their tax advisors as to the impact of the NIIT on an investment in the Units.

For taxable years beginning after December 31, 2017, and ending on or before December 31, 2025, a non-corporate unitholder may be entitled to a deduction of up to 20% of its “qualified publicly traded partnership income” attributable to us. For purposes of this deduction, a unitholder’s “qualified publicly traded partnership income” attributable to us is equal to the sum of:

●	the net amount of such unitholder’s allocable share of certain of our income, gain, deduction and loss (generally excluding certain items related to our investment activities, including capital gains and dividends, which are subject to a U.S. federal income tax rate of 20%); and

●	any gain recognized by such unitholder on the disposition of his or her Units to the extent such gain is attributable to certain assets subject to ordinary income or loss treatment under Section 751, including depreciation recapture and “inventory items” we own.

Prospective unitholders should consult their tax advisors regarding the application of this deduction and its interaction with the overall deduction for “qualified business income.”

Section 754 Election

The Manager intends to make the election permitted by Section 754 of the Code. That election is irrevocable without the consent of the IRS. The election generally permits us to adjust a Unit purchaser’s tax basis in our assets under Section 743(b) of the Code to reflect his or her purchase price. This election does not apply with respect to a person who purchases Units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders.

A Section 754 election is advantageous if the transferee’s tax basis in his or her Units is higher than the Units’ share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation and depletion deductions and his or her share of any gain on a sale of our assets would be less.

The calculations involved in the Section 754 election are complex and, if such an election is made, such calculations will be made on the basis of assumptions as to the value of our assets and other matters. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that any deductions resulting from them will not be reduced or disallowed altogether.

Tax Treatment of Operations

Taxable Year

We use the year ending December 31 as our taxable year for U.S. federal income tax purposes. Each unitholder will be required to include in income such unitholder’s share of our income, gain, loss and deduction for our taxable year ending within his or her taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of such unitholder’s Units following the close of our taxable year but before the close of such unitholder’s taxable year must include such unitholder’s share of our income, gain, loss and deduction in income for his or her taxable year, meaning that such unitholder will be required to include in income for such taxable year his or her share of more than twelve months of our income, gain, loss and deduction.

Tax Basis, Depreciation and Amortization

The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. The U.S. federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will generally be borne by our unitholders holding interests in us prior to any such offering. Please read “—Tax Consequences of Unit Ownership—Allocation of Items of Income, Gain, Loss and Deduction.”

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To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Please read “—Allocation of Items of Income, gain, Loss and Deduction.” Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

The costs we incur in selling the Units (called “syndication expenses”) must be capitalized and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses. In addition, some or all of the Platform Fee payable by the Company to LEX Markets will be capitalized and cannot be deducted currently.

Valuation and Tax Basis of Our Properties

The U.S. federal income tax consequences of the ownership and disposition of Units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or determinations of basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Gain or loss will be recognized on a sale of Units equal to the difference between the amount realized and the unitholder’s adjusted tax basis in the Units sold. A unitholder’s amount realized will be measured by the sum of the cash or the fair market value of other property received plus his or her share, if any, of our nonrecourse liabilities. Because the amount realized includes a unitholder’s share of our nonrecourse liabilities, the gain recognized on the sale of Units could result in a tax liability in excess of any cash received from the sale.

Except as noted below, gain or loss recognized by a unitholder, other than a “dealer,” on the sale or exchange of a Unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. However, a portion of this gain or loss, which may be substantial, will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to “unrealized receivables,” including potential recapture items such as depreciation recapture, or to “inventory items” we own. In addition, any unrecaptured Section 1250 amounts will be subject to a tax rate in excess of the long-term capital gain rate. Ordinary income attributable to unrealized receivables and inventory items may exceed net taxable gain realized upon the sale of a Unit and may be recognized even if there is a net taxable loss realized upon the sale of a Unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of Units. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Ordinary income recognized by a unitholder on disposition of the Units may be reduced by such unitholder’s deduction for qualified business income. Both ordinary income and capital gain recognized on a sale of units may be subject to the NIIT in certain circumstances. Please read “—Tax Consequences of Unit Ownership—Tax Rates.”

Unitholders who purchase the Units in separate transactions must maintain a single adjusted tax basis for all those Units. Upon a sale or other disposition of less than all of the Units held by such unitholders, a portion of the aggregate tax basis of all Units must be allocated to the Units sold. Unitholders who purchase the Units at different times and intend to sell all or a portion of the Units within a year of their most recent purchase are urged to consult their tax advisors regarding the application of certain “split holding period” rules to them and the treatment of any gain or loss as long-term or short-term capital gain or loss. For example, a selling unitholder may use the actual holding period of the portion of its transferred Units, provided such Units are divided into identifiable Units with ascertainable holding periods, the selling unitholder can identify the portion of the Units transferred, and the unitholder elects to use the identification method for all sales or exchanges of the Units.

Tax-Exempt Organizations and Foreign Investors

General

Ownership of Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in the Units.

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Employee benefit plans and most other organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, are subject to U.S. federal income tax on unrelated business taxable income. Items of our income allocated to a unitholder that is a tax-exempt organization may be treated as unrelated business taxable income that may be taxable to it.

A regulated investment company or “mutual fund” is required to derive 90% or more of its gross income from interest, dividends and gains from the sale of stocks or securities or foreign currency or specified related sources. It is not anticipated that any significant amount of our gross income will include that type of income.

Non-resident aliens and foreign corporations, trusts or estates that own units (“foreign unitholders”) may be considered to be engaged in business in the United States because of the ownership of Units. As a consequence, they may be required to file U.S. federal tax returns to report their share of our items of income, gain, loss or deduction and pay U.S. federal income tax at regular rates on their share of our income or gain. Moreover, under rules applicable to publicly traded partnerships, our distributions to foreign unitholders will generally be subject to withholding at the highest applicable effective tax rate. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

In addition, because a foreign corporation that owns Units may be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation’s “U.S. net equity,” that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a “qualified resident.” This type of unitholder is also subject to special information reporting requirements under Section 6038C of the Code.

Sale of a Unit

A foreign unitholder who sells or otherwise disposes of a Unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a Unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that Unit. Such gain shall be reduced by certain amounts treated as effectively connected with a U.S. trade or business attributable to certain real property interests.

Under the Foreign Investment in Real Property Tax Act, a foreign unitholder (other than certain “qualified foreign pension funds” (or an entity all of the interests of which are held by such a qualified foreign pension fund), which generally are entities or arrangements that are established and regulated by foreign law to provide retirement or other pension benefits to employees, do not have a single participant or beneficiary that is entitled to more than 5% of the assets or income of the entity or arrangement and are subject to certain preferential tax treatment under the laws of the applicable foreign country), generally will be subject to a 15% U.S. federal withholding tax upon the sale, exchange or other disposition of a Unit if (i) he or she owned (directly or constructively applying certain attribution rules) more than 5% of the class of such Unit at any time during the five-year period ending on the date of such disposition and (ii) 50% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the Units or the five-year period ending on the date of disposition. In general, a U.S. real property interest does not include any interest in a domestically-controlled qualified investment entity. If more than 50% of our assets consist of U.S. real property interests, foreign unitholders may be subject to U.S. federal income tax on gain from the sale, exchange or other disposition of their Units.

Upon the sale, exchange or other disposition of a Unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. If the transferee fails to satisfy this withholding requirement, we will be required to deduct and withhold such amount (plus interest) from future distributions to the transferee. Because the “amount realized” would include a unitholder’s share of our nonrecourse liabilities, if any, 10% of the amount realized could exceed the total cash purchase price for such disposed Units. Due to this fact, our inability to match transferors and transferees of Units and other uncertainty surrounding the application of these withholding rules, the U.S. Department of the Treasury and the IRS have currently suspended these rules for transfers of certain publicly traded partnership interests, including transfers of the Units, until regulations or other guidance has been issued. It is unclear when such regulations or other guidance will be issued.

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Additional withholding requirements may also affect certain foreign unitholders. Please read “—Administrative Matters—Additional Withholding Requirements” and “—Administrative Matters —Information Reporting and Backup Withholding.”

Administrative Matters

Information Returns and Audit Procedures

We intend to furnish to each unitholder, as soon as reasonably practicable after the close of each calendar year, specific tax information, including a Schedule K-1, which describes such unitholder’s share of our income, gain, loss and deduction for our preceding taxable year. However, unitholders may not receive this tax information prior to when tax return filings become due and may need to file for extensions or file based on estimates. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder’s share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. We cannot assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Units.

The IRS may audit our U.S. federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year’s tax liability, and possibly may result in an audit of his return. Any audit of a unitholder’s return could result in adjustments not related to our returns as well as those related to our returns.

Entities treated as partnerships for U.S. federal income tax purposes generally are treated as separate entities for purposes of U.S. federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners.

A unitholder must file a statement with the IRS identifying the treatment of any item on his U.S. federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

If the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or a partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties and interest, our cash available for distribution to our unitholders might be substantially reduced.

Additionally, we are required to designate a person with a substantial presence in the United States as the partnership representative (“Partnership Representative”). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate the Manager as our Partnership Representative. With respect to any period in which any non-individual is the Partnership Representative, the Manager will cause us to appoint an individual eligible to be a designated individual through whom the Partnership Representative will act (the “Designated Individual”). Any actions taken by us or by the Partnership Representative or the Designated Individual on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Information Reporting and Backup Withholding

If we are required to withhold any U.S. tax on distributions made to any unitholder, we will pay such withheld amount to the IRS. Amounts withheld generally will be reported annually to the IRS and to the unitholders by the applicable withholding agent. Distributions made to a unitholder that is a “United States person” as defined in the Code may be subject to backup withholding, unless such unitholder provides the appropriate documentation certifying that, among other things, its taxpayer identification number (“TIN”) is correct, or otherwise establishes an exemption. Such unitholder should use an IRS Form W-9 for this purpose. If such unitholder does not provide its correct TIN and other required information or an adequate basis for exemption, payments made to such unitholder will be subject to backup withholding (currently, at a rate of 24%) and such unitholder may be subject to a penalty imposed by the IRS. Exempt unitholders (including, among others, all corporations) are not subject to these information reporting and backup withholding requirements, provided that, if required, they properly demonstrate their eligibility for exemption. In order for a foreign unitholder to avoid backup withholding, such unitholder should submit the appropriate version of IRS Form W-8, attesting to such unitholder’s foreign status. The failure of such a foreign unitholder to provide the appropriate IRS Form W-8 may result in backup withholding on some or all of the payments made to such unitholder. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a unitholder’s U.S. federal income tax liability if the required information is furnished by such unitholder on a timely basis to the IRS.

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If you do not timely provide us with IRS Form W-8 or IRS Form W-9, as applicable, or such form is not properly completed, we may become subject to U.S. backup withholding taxes in excess of what would have been imposed had we received certifications from all unitholders. Such excess U.S. backup withholding taxes may be treated by us as an expense that will be borne by all unitholders on a pro rata basis (where we are or may be unable to cost efficiently allocate any such excess withholding tax cost specifically to the unitholders that failed to timely provide the proper U.S. tax certifications).

Additional Withholding Requirements

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States (“FDAP Income”) paid to a foreign financial institution or to a “non-financial foreign entity,” (as specially defined in the Code) unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

Thus, to the extent we have FDAP Income on or after January 1, 2019 that is not treated as effectively connected with a U.S. trade or business (please read “—Tax-Exempt Organizations and Foreign Investors”), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their Units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in the Units.

Persons who hold an interest in us as a nominee for another person are required to furnish to us:

●	the name, address and taxpayer identification number of the beneficial owner and the nominee;

●	whether the beneficial owner is:

●	a person that is not a U.S. person;

●	a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

●	a tax-exempt entity;

●	the amount and description of Units held, acquired or transferred for the beneficial owner; and

●	specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Units they acquire, hold or transfer for their own account. A penalty is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Units with the information furnished to us.

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Reportable Transactions

If the U.S. federal tax rules relating to “reportable transactions” are applicable to us (or any of the transactions undertaken by us), unitholders that are required to file U.S. federal income tax returns (and, in some cases, certain direct and indirect interest holders of certain unitholders) would be required to disclose to the IRS information relating to us and our transactions, and to retain certain documents and other records related thereto. Although we do not believe that the purchase of the Units is a reportable transaction, there can be no assurance that the IRS will not take a contrary position. In addition, an interest in us could become a reportable transaction for unitholders in the future, for example if we generate certain types of losses that exceed prescribed thresholds or if certain other events occur. It is also possible that a transaction undertaken by us will be a reportable transaction for unitholders. Substantial penalties may be imposed on taxpayers who fail to comply with these laws.

In addition, other tax laws impose substantial excise taxes and additional reporting requirements and penalties on certain tax-exempt investors (and, in some cases, the managers of tax-exempt investors) that are, directly or in some cases indirectly, parties to certain types of reportable transactions.

Recent Legislative Developments

The present U.S. federal income tax treatment of publicly traded partnerships, including us, or an investment in the Units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing U.S. federal income tax laws that affect publicly traded partnerships, including the elimination of partnership tax treatment for publicly traded partnerships.

Any modifications to the U.S. federal income tax laws or interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for U.S. federal income tax purposes. Please read “—Partnership Status.” We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in the Units.

State, Local, Foreign and Other Tax Considerations

The foregoing discussion does not address the U.S. state and local or foreign tax consequences of the purchase, ownership and disposition of the Units. Unitholders may be subject to certain U.S. state and local and foreign taxation, and tax return filing requirements, in the jurisdictions of our activities or investments. Unitholders may not receive the relevant tax information prior to when tax return filings become due and may need to file for extensions. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder’s income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read “—Tax Consequences of Unit Ownership—Entity-Level Collections.”

It is the responsibility of each unitholder to investigate the legal and tax consequences, under the U.S. federal laws and the laws of pertinent states, localities and foreign jurisdictions, of his or her investment in us. Accordingly, each prospective unitholder is urged to consult his or her own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required.

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ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in the Units (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making the Units available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in the Units (or making the Units available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of the Units, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that neither the Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in the Units by the ERISA Plan (or making such Units available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in the Units is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in the Units (or to make the Units available for investment under a Participant-Directed Plan) may already maintain a relationship with the Manager or one or more of its affiliates, as a result of which the Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if the Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in the Units should consult with their counsel to determine whether an investment in the Units would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

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Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The Units will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the Units may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the Units will not be issued by a registered investment company.

The 25% Limit

Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded.

Operating Companies

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the period from its initial valuation date through the last day of the first annual valuation period, and during each 12-month period thereafter. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity seeking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC, but including a REOC) with respect to which the investor obtains management rights.

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We intend to operate the Company in a manner that either will enable us to qualify as a VCOC (or a REOC) or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation, such as by not exceeding the 25% Limit. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case. Under the Operating Agreement, the Manager will have the power to take certain actions to avoid having the assets of the Company characterized as “plan assets,” including the right to cause a member that is a benefit plan investor to withdraw with respect to all or part of its Units.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a benefit plan investor to redeem their Units upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in the Units.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of our affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of our affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in the Units with assets of the IRA.

Units sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in the Units is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in the Units.

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PLAN OF DISTRIBUTION

General

Independent Brokerage Solutions LLC, formerly known as SDDco Brokerage Advisors LLC, and LEX Markets LLC (the “Placement Agents”), will act as our placement agents in connection with the offering of the Units pursuant to engagement letter agreements (as amended, the “Engagement Agreements”), the form of which has been filed as Exhibits 1.1 and 1.2 to the offering statement of which this offering circular forms a part. The Placement Agents are not obligated to purchase any Units or sell a specific number of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units. Subscriptions will be made either through the LEX Markets Platform or by completing manual Subscription Agreements, and payment will be made into escrow. The subscription funds paid by investors as part of the subscription process will be held in non-interest bearing segregated accounts at either (i) BMO Harris Bank held by Apex Clearing Corp. for subscriptions made through the LEX Market Platform or (ii) at Bank of America, N.A. held by Computershares Trust Company, N.A. for subscriptions made through the manual subscription process and, in either case, will not be commingled with any other funds and will not be released unless and until there is a closing of the offering. The Placement Agents will not be responsible for collecting or holding investor funds.

The Placement Agents have advised us that they propose to offer the Units to the public at the initial public offering price on the cover page of this offering circular. OpCo has agreed to pay the Placement Agents a placement fee equal to 4% of the gross proceeds from the sale of the Units in this offering. The Placement Agents have agreed to pay the expenses of this offering, other than the placement fee, up to the extent of the 4% placement fee received. LEX Markets Corp. is responsible for any other offering expenses in excess of the total placement fee. Accordingly, as described elsewhere throughout this offering circular, this is a “no load” offering and the investors will not be required to pay any organization or offering expenses.

The offering fees and expenses to be paid by the Placement Agents and/or LEX Markets Corp. include the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including FINRA and blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the Class A shares under state securities laws and FINRA’s issuance of a No Objections Letter; and (v) other distribution expenses. In the event the offering does not close or the engagement letter agreements with the Placement Agents are terminated for any reason other than because of a Placement Agent’s material failure to provide the services contemplated by the engagement letter agreement, LEX Markets Corp. shall reimburse IndieBrokers for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including legal fees. The Placement Agents will be entitled to receive commissions from OpCo in connection with this Offering that will vary depending on a variety of factors, including the total amount of capital raised in the offering, provided that commissions payable to the Placement Agents for capital raising activities in connection with this Offering shall not exceed 4.0% of the gross proceeds of the Offering, or $40,000. OpCo also has agreed to indemnify the Placement Agents for certain liabilities, including liabilities arising under the Securities Act. The Company is not obligated to reimburse the Placement Agents for any of the offering expenses. As a result, this is a “no load” offering, and the investors will not be required to pay any organization or offering expenses.

In addition, IndieBrokers and representatives of IndieBrokers will receive additional payments in respect of various activities that are not directly attributable to this offering or any other offering conducted through the LEX Platform, but are considered underwriting compensation for the purposes of FINRA rules. These payments relate to: (i) a $3,500 monthly retainer for administrative support services, which focus on supervision of up to three FINRA registered representatives and their sales practices, including compliance oversight of securities marketing material, investor and issuer due diligence, records management, as well as legal fees incurred through the underwriting; (ii) a $750 monthly supervisory fee as the marginal increase in the retainer for the registration and supervision of additional FINRA registered representatives beyond the first three, and (iii) fixed compensation payments to the registered representatives, which include non-transaction based compensation payable to the representatives in the form of salaries and other costs related to the benefits provided to them. These amounts are payable by LEX Markets Corp, which is not an issuer of securities in this offering or any other proposed offering and such amounts are payable regardless of whether any particular offering is consummated. Accordingly, for purposes of calculating maximum underwriting compensation to the registered representatives, OpCo and the Placement Agents have estimated that the aggregate amount of such costs and expenses should be allocated based upon the relative amount of time spent on this first LEX Markets Platform offering in proportion to the total amount of time available to the representatives. In making this allocation, OpCo and the Placement Agents determined to use the assumed sixteen (16) month estimated review period, which reflects a period of time during the pre-qualification testing-the-waters period (6-months prior to the initial confidential SEC filing) and a period of time during the estimated offering period (45 days beyond the estimated closing date or until March 15, 2021; this date is different from August 31, 2021, the Termination date). As a result of such allocation, OpCo and IndieBrokers determined that $37,569 is a reasonable estimate of costs and expenses referenced in clauses (i) through (iii) above that are appropriately allocated to this Offering for purposes of determining maximum aggregate underwriting compensation. This assumption we believe is a reasonable estimate of the time expended by the representatives on this particular offering. In addition, IndeBrokers is entitled to reimbursement for out-of-pocket costs of up to 0.20% of the aggregate offering proceeds in connection with this offering (or a maximum of $2,000). Accordingly, the maximum amount of underwriting compensation for this Offering is $79,569, or approximately 7.96% of the gross offering proceeds if the maximum offering is sold. For the avoidance of doubt, the total amount of all items of compensation from any source payable to underwriters, broker-dealers, or affiliates thereof will not exceed an amount that equals ten (10) percent of the gross proceeds of the offering if the maximum offering is sold. All transaction based underwriting compensation will become due and payable by OpCo upon consummation of this offering.

Unless sooner withdrawn or canceled by either us or the Placement Agents, this offering will continue until (i) a date mutually acceptable to the Company and the Placement Agents after which the Total Minimum Offering Amount is sold or (ii) August 31, 2021. The Placement Agents have agreed to comply with the provisions of SEC Rule 15c2-4 as to all funds provided by you for the purchase of the Units. Those funds will be deposited by you into the escrow account described above, where they will stay until a closing or cancellation of this offering. On the closing date for this offering, the funds in the escrow account will be delivered to the Company. If we do not receive subscriptions for the Total Minimum Offering Amount by the Termination Date, we will cancel this offering and return promptly all subscription amounts, without interest, in compliance with Rule 10b-9 under the Exchange Act and in accordance with the terms of the escrow agreement. We reserve the right, in our discretion, to accept or reject orders for the Units, in whole or in part.

Investment Threshold

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. In addition, we must have reasonable grounds to believe, on the basis of information received, either directly or indirectly, from each investor concerning such investor’s investment objectives, other investments, financial situation and needs, and any other information know by us that: (1) the investors is or will be in a financial position appropriate for it to realize to a significant extent the benefits of the Units as described in this offering circular, (2) the investor has a fair market net worth sufficient to sustain the risk inherent in acquiring the Units, including the complete loss of the investment and the lack of liquidity for the Units and (3) an investment in the Units is otherwise suitable for the investor.

Subscription Process

Procedures for Subscribing

After the offering statement of which this offering circular is a part has been qualified by the SEC, if you decide to subscribe for any Units in this offering, you may purchase Units one of two ways: (1) by opening a brokerage account with LEX Markets and purchasing using the LEX Markets Platform website (the “LEX Markets Platform Method”) or (2) if you are investing at least $50,000, by manually completing the subscription agreement and returning it to LEX Markets LLC at the address provided in the agreement (the “Manual Subscription Method”).

The LEX Markets Subscription Method

LEX Markets LLC operates the LEX Markets Platform located at www.LEX-markets.com. Through the LEX Markets Platform, investors subscribing through the LEX Markets Platform Method can, once they establish an account, browse and screen potential property investments, view details of an investment and sign contractual documents online. After the qualification by the SEC of the offering statement of which this offering circular is a part, this offering will be conducted through the facilities of LEX Markets Platform through which investors will receive, review, execute and deliver subscription agreements electronically as well as make payment of the purchase price for their Units in the form of ACH debit transfer.

The Manual Subscription Method

Investors investing more than $50,000 may elect to invest using their existing brokerage account at another DTC-participant broker without using the LEX Markets Platform.  Investors using the Manual Subscription Method must request delivery of the subscription agreement, either through the LEX Markets website or by contacting a registered representative of LEX Markets LLC.  The investor must then manually complete and sign the subscription agreement and indicate therein the number of Units it desires to purchase.  Once the subscription agreement has been completed, including the name of the investor’s broker and account name and number, it must be delivered by email to a registered representative of LEX Markets LLC.  The LEX Markets representative will confirm receipt of the subscription agreement and the funds.  At closing, the Transfer Agent will cause the investor’s Units to be deposited in the account specified in the subscription agreement.

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Procedures for Payment

After the qualification by the SEC of the offering statement of which this offering circular is a part, investors can make payment of the purchase price (i) for investors holding or opening brokerage accounts with LEX Markets LLC, by funding that account by automated clearing house (ACH) debit transfer and following the subscription instructions on the LEX Markets website or (ii) for investors investing more than $50,000 through the manual subscription process, who desire to hold their Units at another U.S. brokerage firm, by wiring funds into a segregated non-interest bearing account at Bank of America, N.A. held by Computershares Trust Company until the initial closing date of this offering, which shall occur on the date that the Total Minimum Offering Amount has been raised. See “Plan of Distribution—Subscription Process” On the closing date, the funds in the account will be released to Gateway and the associated Units will be issued to the investors in this offering. If there is no closing of this offering, the funds deposited in the escrow account will be returned promptly to the investors, without interest, in compliance with Rule 10b-9 under the Exchange Act.

We will not accept any money until the SEC declares this offering circular qualified.

Investor Representations

You will be required to represent and warrant in your subscription agreement that you are an accredited investor as defined under Rule 501 of Regulation D or that your investment in the Units does not exceed 10% of your net worth or annual income, whichever is greater, if you are a natural person, or 10% of your revenues or net assets, whichever is greater, calculated as of your most recent fiscal year if you are a non-natural person. By completing and executing your subscription agreement you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Units for your own account and that your rights and responsibilities regarding your Units will be governed by the Operating Agreement and Certificate of Formation, each filed as an exhibit to the offering circular. Purchasers of the Units in this offering and subsequent purchasers will be deemed to become party to the Operating Agreement, a copy of the amended and restated form of which is filed as Exhibit 2.3 hereto.

Right to Reject Subscriptions. After you have agreed to the subscription agreement and placed the funds required under the subscription agreement in the specified account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. No funds will be provided to us from your account from rejected subscriptions.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, subject to having achieved the Total Minimum Offering Amount threshold, we will issue the Units subscribed for at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

In order to purchase Units and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

51

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance of the Issuers, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of this offering, us or the Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Units.

LEGAL MATTERS

The validity of the Units offered hereby will be passed upon for the Company by Winston & Strawn LLP.

FINANCIAL STATEMENTS

The financial statements of Gateway Garage Partners LLC as of May 21, 2020 and the related notes to the financial statements have been included in this offering circular with the Independent Auditors’ Report of Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP), independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of 181 High Street LLC as of December 31, 2019, and related statements of operations, changes in member’s equity, and cash flows for the year ended December 31, 2019, and the related notes to the financial statements have been included in this offering circular with the Independent Auditors’ Report of Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP), independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

52

Gateway Garage Partners LLC

(A Delaware Limited Liability Company)

Financial Statements

May 21, 2020

(With Independent Auditors’ Report Thereon)

Gateway Garage Partners LLC

(A Delaware Limited Liability Company)

May 21, 2020

Independent Auditors’ Report

To the Member of

Gateway Garage Partners LLC

We have audited the accompanying balance sheet of Gateway Garage Partners LLC (a Delaware Limited Liability Company) as of May 21, 2020 and the related notes to the balance sheet (financial statement).

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Gateway Garage Partners LLC as of May 21, 2020, in accordance with accounting principles generally accepted in the United States of America.

Tysons, Virginia

May 27, 2020

Baker Tilly Virchow Krause, LLP trading as Baker Tilly is a member of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. © 2018 Baker Tilly Virchow Krause, LLP

Gateway Garage Partners LLC

Balance Sheet

As of
May 21, 2020
ASSETS
Cash	$100
Total Assets	$100

MEMBER’S EQUITY
Common units; unlimited units authorized; 1 unit issued and outstanding	$100
Total Member’s Equity	$100
Total Liabilities and Member’s Equity	$100

See accompanying notes to the balance sheet

Gateway Garage Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

May 21, 2020

1.	Formation and Organization

Gateway Garage Partners LLC (the “Company”) was formed on May 12, 2020 as a Delaware Limited Liability Company and intends to qualify as a partnership for U.S. federal income tax purposes. The Company was organized for the sole purpose of acquiring a membership interest in 181 High Street LLC, a Delaware limited liability company (“OpCo”). OpCo’s sole asset is a 208,375 square foot parking garage containing 649 parking spaces located at 181 High Street, Portland, Maine, (the “Property”). The Company is managed by Noyack Medical Partners LLC (the “Manager”), which is also the manager of OpCo.

As of May 21, 2020, the Company has not begun operations.

The Company intends to file an offering statement on Form 1-A with the US Securities and Exchange Commission (“SEC”) with respect to an offering (the “Offering”) of limited liability company units, or Units, for an initial offering price of $250.00 per Unit. A maximum of $5,458,000 of Units may be sold to the public in the initial offering, once qualified. As of May 21, 2020, the Company has issued one Unit to the Manager, for a purchase price of $100. The Company will remain in existence until liquidated in accordance with the terms of its Limited Liability Company Agreement (the “Operating Agreement”).

The Offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act.

The Company’s fiscal year end is December 31st.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet and related notes of the Company have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

Gateway Garage Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

May 21, 2020

Estimates

The preparation of the balance sheet in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the balance sheet and accompanying notes. Actual results could materially differ from those estimates.

Cash

Cash may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash with major financial institutions.

Organizational and Offering Costs

Organizational and Offering costs of the Company are being paid on behalf of the Company by LEX Markets Corp., which will be reimbursed by SDDco Brokerage Advisors LLC, or the Placement Agents, up to the extent of the 4% placement fee received. LEX Markets Corp. is responsible for any expenses in excess of the total placement fee. These organizational and offering costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering. The offering expenses also includes the distribution of Units, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, charges of experts and fees, expenses and taxes related to the filing and qualification of the sale of shares under U.S. federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. OpCo has agreed to pay the Placement Agents a fee equal to 4% of the gross proceeds of the Units sold in the Offering.

This Offering is being made on a “best efforts” basis, which means that no one is committed to purchasing any shares in the offering. OpCo has engaged the Placement Agents to act as the exclusive placement agent in connection with the offering. The Placement Agents are not obligated to purchase any shares or sell a specific number of Units, but will use its commercially reasonable “best efforts” to solicit purchases of the Units.

Trading Market

In connection with this Offering, the Company intends to seek to have its Units admitted to trading on an “alternative trading system” or, ATS, maintained by LEX Markets LLC. (the “Platform”) once all applicable regulatory approvals have been received for the platform. However, there can be no assurance that an active trading market for the Units will be established or, if established, maintained. As a result, the liquidity of the Units may be limited.

Gateway Garage Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

May 21, 2020

LEX Markets Corp. and its subsidiary broker dealer LEX Markets LLC through the Platform located at www.LEX-Markets.com seek to provide an opportunity to investors to become equity holders in companies that own real estate properties. Through the Platform, investors can browse and screen potential property investments, view details of an investment and indicate interests in Units online. After the qualification by the SEC, the Offering will be conducted through the facilities of the Platform, whereby investors will receive, review, execute and deliver subscription agreements electronically. The Company will pay LEX Markets LLC an annual platform fee equal to 1.0% of the value of the public float of Units, based on the average price per share over the last 90 calendar days of the immediately preceding calendar year (the “ATS Fee”).

Taxable Income

Section 7704 of the Internal Revenue Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the “Qualifying Income Exception,” exists with respect to publicly traded partnerships of which 90% or more of the gross income for every taxable year consists of “qualifying income.” Qualifying income includes dividends, interest (other than from a financial business), real property rents, gain from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income.

The Company intends to operate such that it will meet the Qualifying Income Exception in each taxable year and expects not to pay any U.S. federal income tax.

3.	Related Party Transactions

Ownership

C.J. Follini is the sole member of each of OpCo and the Manager. As of May 21, 2020, the Company has issued one Unit to the Manager for a purchase price of $100. The Company intends to acquire an interest in OpCo pursuant to the terms of a contribution agreement that will entitle the Company to receive up to a 49% share of the profits and losses of OpCo.

Gateway Garage Partners LLC

(A Delaware Limited Liability Company)

Notes to the Balance Sheet

May 21, 2020

Management

The Company is organized as a limited liability company that does not have a board of directors. The Manager performs the function of a board of directors. Pursuant to the Operating Agreement, the Manager will have complete and exclusive discretion in the management and control of the Company’s affairs and business, subject to the requirement to obtain consent for certain actions, and shall possess all powers necessary, convenient or appropriate to carrying out the Company’s purposes and business, including doing all things and taking all actions necessary to carry out the terms and provisions of each of the foregoing agreements.

The Manager will not receive any compensation for its services as the managing member of the Company. However, upon successful closing of the Offering, OpCo will enter into an agreement with the OpCo Manager, who is also the Manager, to perform asset management duties for OpCo. OpCo is expected to pay the OpCo Manager an asset management fee equal to 2.0% of the annual gross income of OpCo, subject to a 5% cap on the aggregate consideration payable to the property manager and the OpCo Manager.

4.	Subsequent Events

The Company has evaluated subsequent events through May 27, 2020, the date the financial statement was available to be issued.

181 High Street LLC

(A Maine Limited Liability Company)

Financial Statements

For the Six Months Ended June 30, 2020 and 2019

(Unaudited)

181 High Street LLC

(A Maine Limited Liability Company)

June 30, 2020 and 2019

181 High Street LLC

(A Maine Limited Liability Company)

Balance Sheets

June 30, 2020 and December 31, 2019

	June 30,	December 31,
	2020	2019
	(Unaudited)
Assets:
Real estate, net	$8,123,038	$8,324,891
Cash	26,006	123,674
Restricted cash	131,345	84,829
Accounts receivable and other assets	113,327	135,675
Deferred parking receivable	13,337	12,488
Due from affiliate	2,050	2,050

Total assets	$8,409,103	$8,683,607

Liabilities and member's deficit

Liabilities:
Mortgage note payable, net	$13,915,526	$14,118,417
Note payable	54,804	-
Accounts payable, accrued expenses and other liabilities	32,591	50,835
Accrued interest	34,857	40,228
Deferred parking rental income	326,326	330,330

Total liabilities	14,364,104	14,539,810

Commitments and contingencies

Member's deficit	(5,955,001)	(5,856,203)

Total liabilities and member's deficit	$8,409,103	$8,683,607

181 High Street LLC

(A Maine Limited Liability Company)

Unaudited Statements of Operations

For the Six Months Ended June 30, 2020 and 2019

	Six Months Ended June 30,
	2020	2019
Revenues:
Parking rental income	$1,031,864	$1,212,135
Interest income	268	112

Total revenues	1,032,132	1,212,247

Expenses:
Payroll	145,834	159,701
Repairs and maintenance	187,531	174,133
Utilities	8,647	8,880
Insurance	20,746	17,119
Other operating expenses	29,212	58,222
General and administrative expenses	34,535	44,732
Management fees	123,720	122,738
Property taxes	96,846	93,858
Interest expense	302,006	309,354
Depreciation	201,853	198,239

Total expenses	1,150,930	1,186,976

Net (loss) income	$(118,798)	$25,271

181 High Street LLC

(A Maine Limited Liability Company)

Unaudited Statements of Member's Deficit

For the Six Months Ended June 30, 2020

Member's deficit - January 1, 2020	$(5,856,203)

Contributions	20,000

Net loss	(118,798)

Member's deficit - June 30, 2020	$(5,955,001)

181 High Street LLC

(A Maine Limited Liability Company)

Unaudited Statements of Cash Flows

For the Six Months Ended June 30, 2020 and 2019

	For the Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(118,798)	$25,271
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	201,853	198,239
Amortization of loan financing fees	11,535	11,534
Deferred parking rental income	(4,853)	(6,383)
Change in operating assets and liabilities:
Accounts receivable and other assets	22,348	11,914
Accounts payable, accrued expenses and other liabilities	(18,244)	(86,523)
Accrued interest	(5,267)	(2,231)

Net cash provided by operating activities	88,574	151,821

Cash flows from financing activities:
Repayment of mortgage note payable	(214,426)	(221,495)
Proceeds from note payable	54,700	-
Contributions	20,000	-

Net cash used in financing activities	(139,726)	(221,495)

Net change in cash and restricted cash	(51,152)	(69,674)

Cash and restricted cash at beginning of period	208,503	269,608

Cash and restricted cash at end of period	$157,351	$199,934

Supplemental disclosures of cash flow information:
Cash paid for interest	$295,739	$300,051

Supplemental disclosure of non-cash investing and financing activities:
Contribution of building improvements	$-	$50,000

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

NOTE 1  –  ORGANIZATION AND NATURE OF OPERATIONS

181 High Street LLC (the “Company”) was formed on February 15, 2008 as a Maine limited liability company. The term of the Company shall continue indefinitely, unless the Company is earlier dissolved by the occurrence of events more fully described in the agreement.

The purpose of the Company is to acquire and operate a garage located at 181 High Street, Portland Maine (the “Property”). The Property is a five-story parking garage containing approximately 650 parking spaces.

Income, losses and distributions from the Company are allocated 100% to its member.

A member of a limited liability company is not liable for debts, obligations, or other liabilities of the limited liability company by reason of being such a member.

The Company's operations and financial performance are subject to certain business risks and uncertainties that include changes in economic conditions, rapid changes in the real estate market, and competition for parking garages in the local marketplace, among others.

NOTE 2  –  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates.

Cash and Restricted Cash

At various times during the year, the Company has maintained cash balances in excess of federally insured limits. The Company believes it mitigates this risk by banking with major financial institutions.

Restricted cash consists of monies restricted for the benefit of the Company’s lender under the terms of the debt agreement. Such reserves are for capital expenditures and real estate taxes. In addition, certain cash from the operation of the Property must be directed to accounts controlled by the loan servicer.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

(Continued)

NOTE 2  –  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Restricted Cash (Continued)

The following table provides a reconciliation of cash and restricted cash within the balance sheets to the sum of the corresponding amounts within the statements of cash flows reported:

	2020	2019
As of January 1,
Cash	$123,674	$135,256
Restricted cash	84,829	134,352
Cash and restricted cash	$208,503	$269,608

As of June 30
Cash	$26,006	$130,219
Restricted cash	131,345	69,715
Cash and restricted cash	$157,351	$199,934

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the allowance and a credit to accounts receivable. At June 30, 2020 and 2019, the Company considers accounts receivable to be fully collectible.

Accounting for Real Estate

Real estate is recognized at cost less accumulated depreciation. Betterments, major renovations and certain costs directly related to the improvement of real estate are capitalized. Maintenance and repair expenses are charged to expense as incurred.

Depreciation of an asset begins when it is available for use and is calculated using the straight line method over the estimated useful lives. Range of useful lives for depreciable assets are as follows:

Category	Term
Building	39 years
Building improvements	7 - 15 years

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

(Continued)

NOTE 2  –  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Real Estate (Continued)

The Company reviews its owned real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment indicators are present, the evaluation may include estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. Estimating future cash flows is highly Property, which may include parking rental income from current leases in-place and projected future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the Property. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. The Company’s estimates could differ materially from actual results. The Company did not recognize any impairment losses on long lived assets during the six months ended June 30, 2020 and 2019.

Deferred Costs

The Company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the balance sheets and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements.

Revenue Recognition

The Company’s revenues are primarily derived from parking rental income, including long-term leases, monthly rentals, and transient customers, which fall under the scope of Leases (Topic 840). The Company recognizes the effects of any scheduled rent increases, rent abatements and prepayments on a straight-line basis over the term of the lease. This requires that parking rental income be recognized in equal annual amounts over the term of the lease. Deferred parking receivable and deferred parking rental income represent the cumulative effect of straight-lining leases and are computed as the difference between income accrued on a straight line basis and contractual parking rental payments.

Advertising

Advertising and promotion costs are expensed as incurred. Total advertising and promotion expense for the six months ended June 30, 2020 and 2019 were $379 and $204, respectively, and are recognized as a component of operating expenses on the statements of operations.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

(Continued)

NOTE 2  –  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

No provision or benefit for income tax has been included in these financial statements because taxable income or loss passes through to, and is reportable by, the member.

The tax positions of the Company are assessed to determine whether a tax position is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company has assessed the federal and state tax positions and has concluded that there are no material uncertain tax liabilities to be recognized or disclosed.

New Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, as amended, Leases (Topic 842). Accounting Standards Update (“ASU”) 2016-02 requires all lessees to record a lease liability at lease inception, with a corresponding right of use asset, except for short-term leases. Lessor accounting will not be fundamentally changed. Additionally, ASU 2016-02 requires that the Company capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease. ASU 2016-02 is effective for the Company's financial statements for the year ending December 31, 2021. The Company is currently evaluating the impact of Topic 842 on its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. This guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash. As a result, restricted cash will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statements of cash flows. The Company adopted this guidance effective January 1, 2019 retrospectively to January 1, 2018. The change in presentation does not have a material impact on the financial statements.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

(Continued)

NOTE 3  –  REAL ESTATE

Real estate, net consisted of the following as of June 30, 2020 and December 31, 2019:

	June 30,	December 31,
	2020	2019
Land	$1,001,912	$1,001,912
Building	9,017,220	9,017,220
Building improvements	1,624,114	1,624,114

Total real estate	11,643,246	11,643,246

Less accumulated depreciation	(3,520,208)	(3,318,355)

Real estate, net	$8,123,038	$8,324,891

Depreciation expense for the six months ended June 30, 2020 and 2019 was $201,853 and $198,239, respectively.

NOTE 4  –  MORTGAGE NOTE PAYABLE

On May 17, 2017 the Company obtained a mortgage loan in the amount of $15,000,000 (the “Mortgage”) which matures on May 17, 2027 (the “Maturity Date”). The Mortgage bears interest at 4.05% per annum calculated on a 360-day year through April 30, 2024. Beginning on May 1, 2024 until the Maturity Date, interest on the principal balance shall accrue at a variable rate equal to the Prime Rate, as defined, adjusting on the first day of each month. The Mortgage required monthly payments of interest-only through May 2018 and then monthly payments of principal and interest in an amount sufficient to amortize the principal balance over 300 months through April 17, 2027, with all remaining unpaid principal and interest due on the Maturity Date. The Mortgage is secured by the Property. The Company may prepay the Mortgage, in whole or in part, subject to certain prepayment penalties as defined by the Mortgage. The Company is subject to certain covenants in accordance with the Mortgage, including the maintenance of minimum pre- and post-distribution debt service coverage ratios, which the Company was in compliance with as of June 30, 2020.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

(Continued)

NOTE 4  –  MORTGAGE NOTE PAYABLE (Continued)

The annual estimated principal payments required by the Mortgage for each of the next five years and in the aggregate thereafter are as follows:

Year Ending December 31,
2020 (remainder of the year)	$232,197
2021	483,810
2022	504,055
2023	525,146
2024	545,701
Thereafter	11,781,290

$14,072,199

The components of deferred financing costs as of June 30, 2020 and December 31, 2019 are summarized as follows and are presented as deductions from the loan payable:

	June 30,	December 31,
	2020	2019
Deferred financing costs	$228,762	$228,762
Less accumulated amortization	(72,089)	(60,554)

Deferred financing costs, net	$156,673	$168,208

Amortization expense totaled $11,534 for each of the six months ended June 30, 2020 and 2019.

NOTE 5  –  NOTE PAYABLE

During April 2020, the Company received loan proceeds in the amount of $54,700 under the Paycheck Protection Program (“PPP”). The PPP was established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest may be forgivable to the extent the Company uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness may be reduced if the borrower terminates employees or reduces salaries during the eligible period. The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments until a forgiveness application has been accepted and reviewed by the SBA, and the SBA has provided the lender with the loan forgiveness amount. For the six months ended June 30, 2020 and 2019 the Company incurred interest expense of approximately $104 and $0, respectively. As of June 30, 2020 there was an outstanding balance on the PPP note payable of $54,804. The Company currently expects to apply for forgiveness of the entire loan balance.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

(Continued)

NOTE 6  –  LEASES

Future minimum rentals to be received under non-cancelable operating leases in effect at June 30, 2020 for each of the succeeding five years and thereafter are as follows:

Year ending December 31,
2020 (Remainder of the year)	$667,515
2021	680,680
2022	231,425
2023	234,768
2024	120,000
Thereafter	4,350,000
$6,284,388

The preceding future minimum rental payments do not include option or renewal periods.

The table below summarizes parking rental income from lessees each accounting for more than 10% of total parking rental income for the six months ended June 30, 2020 and 2019.

	Six Months Ended June 30,
	2020		2019		Lease
Lessee	Dollars	Percent	Dollars	Percent	Termination Date
Standard Parking	$263,575	26%	$444,497	37%	See Note 8
Maine Medical Center	520,000	51%	450,000	37%	March 31, 2061
Westin Hotel	189,537	18%	259,777	22%	September 30, 2021

NOTE 7  –  RELATED PARTY TRANSACTIONS

Asset Management Fees

The Company engaged Noyack Medical Partners (“Noyack”), a related party affiliated through common ownership, to provide asset management services and consulting services with respect to the oversight of the Property. For each of the six months ended June 30, 2020 and 2019, the Company incurred asset management fees of $90,000.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Unaudited Financial Statements

June 30, 2020 and 2019

(Continued)

NOTE 8  –  COMMITMENTS AND CONTINGENCIES

The Company engaged Standard Parking Corporation (“Standard Parking”) as operator and manager of the Property. Standard Parking earns a monthly management fee of $5,703 as of June 30, 2020 which automatically renews each April and increases by 3%, as provided. For the six months ended June 30, 2020 and 2019, the Company incurred management fees of $33,720 and $32,738, respectively.

The extent of the impact of the coronavirus (“COVID-19”) outbreak on the operational and financial performance of the Company’s parking garage will depend on future developments, including the duration and spread of the outbreak, related stay-at-home orders, and travel advisories and restrictions, all of which are highly uncertain and cannot be predicted. If demand for the parking garage is impacted for an extended period, results of operations may be materially adversely affected.

NOTE 9  –  SUBSEQUENT EVENTS

On September 3, 2020, the Company executed a lease with Catholic Charities Maine which has a three year term commencing October 1, 2020 with annual rent of $115,500 and 3% annual increases. Rent for October 2020 was abated.

The Company has evaluated subsequent events through November 19, 2020, the date the financial statements were available to be issued.

181 High Street LLC

(A Maine Limited Liability Company)

Financial Statements

For the Years Ended December 31, 2019 and 2018

(With Independent Auditors’ Report Thereon)

181 High Street LLC

(A Maine Limited Liability Company)

December 31, 2019 and 2018

Independent Auditors’ Report

To the Member of
181 High Street LLC

We have audited the accompanying financial statements of 181 High Street LLC (a Maine Limited Liability Company), which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, member’s deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 181 High Street LLC as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Tysons, Virginia

May 14, 2020

181 High Street LLC

(A Maine Limited Liability Company)

Balance Sheets

December 31, 2019 and 2018

	2019	2018
Assets:
Real estate, net	$8,324,891	$8,618,446
Cash	123,674	135,256
Restricted cash	84,829	134,352
Accounts receivable and other assets	135,675	185,222
Deferred parking receivable	12,488	7,729
Due from affiliate	2,050	2,050

Total assets	$8,683,607	$9,083,055

Liabilities and member’s deficit

Liabilities:
Mortgage note payable, net	$14,118,417	$14,542,893
Accounts payable, accrued expenses and other liabilities	50,835	119,018
Accrued interest	40,228	39,824
Deferred parking rental income	330,330	338,338

Total liabilities	14,539,810	15,040,073

Commitments and contingencies

Member’s deficit	(5,856,203)	(5,957,018)

Total liabilities and member’s deficit	$8,683,607	$9,083,055

181 High Street LLC

(A Maine Limited Liability Company)

Statements of Operations

For the Years Ended December 31, 2019 and 2018

	2019	2018
Revenues:
Parking rental income	$2,453,834	$2,504,001
Interest income	369	407

Total revenues	2,454,203	2,504,408

Expenses:
Payroll	327,978	313,450
Repairs and maintenance	261,358	348,873
Utilities	13,862	14,130
Insurance	33,371	28,065
Other operating expenses	96,051	74,935
General and administrative expenses	90,408	106,581
Management fees	325,959	124,038
Property taxes	191,835	184,250
Interest expense	619,011	634,518
Depreciation	399,462	372,342

Total expenses	2,359,295	2,201,182

Net income	$94,908	$303,226

181 High Street LLC

(A Maine Limited Liability Company)

Statements of Member’s Deficit

For the Years Ended December 31, 2019 and 2018

Member’s deficit - January 1, 2018	$(5,955,244)

Distributions	(305,000)

Net income	303,226

Member’s deficit - December 31, 2018	(5,957,018)

Contributions	105,907

Distributions	(100,000)

Net income	94,908

Member’s deficit - December 31, 2019	$(5,856,203)

181 High Street LLC

(A Maine Limited Liability Company)

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities:
Net income	$94,908	$303,226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	399,462	372,342
Amortization of loan financing fees	23,068	23,068
Deferred parking rental income	(12,767)	(15,737)
Change in operating assets and liabilities:
Accounts receivable and other assets	49,547	(72,402)
Accounts payable, accrued expenses and other liabilities	(68,183)	57,901
Accrued interest	404	1,160

Net cash provided by operating activities	486,439	669,558

Cash flows from investing activities:
Additions to real estate	-	(261,770)

Cash used in investing activities	-	(261,770)

Cash flows from financing activities:
Repayment of mortgage note payable	(447,544)	(208,585)
Distributions	(100,000)	(305,000)

Cash used in financing activities	(547,544)	(513,585)

Net change in cash and restricted cash	(61,105)	(105,797)

Cash and restricted cash at beginning of year	269,608	375,405

Cash and restricted cash at end of year	$208,503	$269,608

Supplemental disclosures of cash flow information:
Cash paid for interest	$595,539	$610,290

Supplemental disclosure of non-cash investing and financing activities:
Contribution of building improvements	$105,907	$-

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Financial Statements

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

181 High Street LLC (the “Company”) was formed on February 15, 2008 as a Maine limited liability company. The term of the Company shall continue indefinitely, unless the Company is earlier dissolved by the occurrence of events more fully described in the agreement.

The purpose of the Company is to acquire and operate a garage located at 181 High Street, Portland Maine (the “Property”). The Property is a five-story parking garage containing approximately 650 parking spaces.

Income, losses and distributions from the Company are allocated 100% to its member.

A member of a limited liability company is not liable for debts, obligations, or other liabilities of the limited liability company by reason of being such a member.

The Company’s operations and financial performance are subject to certain business risks and uncertainties that include changes in economic conditions, rapid changes in the real estate market, and competition for parking garages in the local marketplace, among others.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Application of these estimates and assumptions requires the exercise of judgment as to future uncertainties and, as a result, actual results could differ from those estimates.

Cash and Restricted Cash

At various times during the year, the Company has maintained cash balances in excess of federally insured limits. The Company believes it mitigates this risk by banking with major financial institutions.

Restricted cash consists of monies restricted for the benefit of the Company’s lender under the terms of the debt agreement. Such reserves are for capital expenditures and real estate taxes. In addition, certain cash from the operation of the Property must be directed to accounts controlled by the loan servicer.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Financial Statements

December 31, 2019 and 2018

(Continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Restricted Cash (Continued)

The following table provides a reconciliation of cash and restricted cash within the balance sheets to the sum of the corresponding amounts within the statements of cash flows reported as of December 31:

	2019	2018	2017
Cash	$123,674	$135,256	$101,790
Restricted cash	84,829	134,352	273,615
Cash and restricted cash	$208,503	$269,608	$375,405

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the allowance and a credit to accounts receivable. At December 31, 2019 and 2018, the Company considers accounts receivable to be fully collectible.

Accounting for Real Estate

Real estate is recognized at cost less accumulated depreciation. Betterments, major renovations and certain costs directly related to the improvement of real estate are capitalized. Maintenance and repair expenses are charged to expense as incurred.

Depreciation of an asset begins when it is available for use and is calculated using the straight-line method over the estimated useful lives. Range of useful lives for depreciable assets are as follows:

Category	Term
Building	39 years
Building improvements	7 - 15 years

The Company reviews its owned real estate for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If impairment indicators are present, the evaluation may include estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. Estimating future cash flows is highly Property, which may include parking rental income from current leases in-place and projected

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Financial Statements

December 31, 2019 and 2018

(Continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for Real Estate (Continued)

future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the Property. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. The Company’s estimates could differ materially from actual results. The Company did not recognize any impairment losses on long lived assets during the years ended December 31, 2019 and 2018.

Deferred Costs

The Company defers costs incurred associated with the issuance of its debt obligations. Deferred financing costs are presented as deductions from the carrying value of the related debt obligation in the balance sheets and are amortized as a component of interest expense using the straight-line method, which approximates the effective interest method, over the terms of the respective financing agreements.

Revenue Recognition

The Company’s revenues are primarily derived from parking rental income, including long-term leases, monthly rentals, and transient customers, which fall under the scope of Leases (Topic 840). The Company recognizes the effects of any scheduled rent increases, rent abatements and prepayments on a straight-line basis over the term of the lease. This requires that parking rental income be recognized in equal annual amounts over the term of the lease. Deferred parking receivable and deferred parking rental income represent the cumulative effect of straight-lining leases and are computed as the difference between income accrued on a straight line basis and contractual parking rental payments.

Advertising

Advertising and promotion costs are expensed as incurred. Total advertising and promotion expense for the years ended December 31, 2019 and 2018 were $408 and $320, respectively, and are recognized as a component of operating expenses on the statements of operations.

Income Taxes

No provision or benefit for income tax has been included in these financial statements because taxable income or loss passes through to, and is reportable by, the member.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Financial Statements

December 31, 2019 and 2018

(Continued)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

The tax positions of the Company are assessed to determine whether a tax position is more-likely-than-not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more-likely-than-not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit with a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Company has assessed the federal and state tax positions and has concluded that there are no material uncertain tax liabilities to be recognized or disclosed.

New Accounting Pronouncement

In February 2016, the Financial Accounting Standards Board (the “FASB”) issued ASU 2016-02, as amended, Leases (Topic 842). Accounting Standards Update (“ASU”) 2016-02 requires all lessees to record a lease liability at lease inception, with a corresponding right of use asset, except for short-term leases. Lessor accounting will not be fundamentally changed. Additionally, ASU 2016-02 requires that the Company capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease. ASU 2016-02 is effective for the Company’s financial statements for the year ending December 31, 2021. The Company is currently evaluating the impact of Topic 842 on its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. This guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and restricted cash. As a result, restricted cash will be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statements of cash flows. The Company adopted this guidance effective January 1, 2019 retrospectively to January 1, 2018. The change in presentation does not have a material impact on the financial statements.

NOTE 3 – REAL ESTATE

Real estate, net consisted of the following as of December 31, 2019 and 2018:

Land	$1,001,912	$1,001,912
Building	9,017,220	9,017,220
Building improvements	1,624,114	1,518,207

Total real estate	11,643,246	11,537,339

Less accumulated depreciation	(3,318,355)	(2,918,893)

Real estate, net	$8,324,891	$8,618,446

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Financial Statements

December 31, 2019 and 2018

(Continued)

NOTE 3 – REAL ESTATE (Continued)

Depreciation expense for the year ended December 31, 2019 and 2018 was $399,462 and $372,342, respectively.

NOTE 4 – MORTGAGE NOTE PAYABLE

On May 17, 2017 the Company obtained a mortgage loan in the amount of $15,000,000 (the “Mortgage”) which matures on May 17, 2027 (the “Maturity Date”). The Mortgage bears interest at 4.05% per annum calculated on a 360-day year through April 30, 2024. Beginning on May 1, 2024 until the Maturity Date, interest on the principal balance shall accrue at a variable rate equal to the Prime Rate, as defined, adjusting on the first day of each month. The Mortgage required monthly payments of interest-only through May 2018 and then monthly payments of principal and interest in an amount sufficient to amortize the principal balance over 300 months through April 17, 2027, with all remaining unpaid principal and interest due on the Maturity Date. The Mortgage is secured by the Property. The Company may prepay the Mortgage, in whole or in part, subject to certain prepayment penalties as defined by the Mortgage. The Company is subject to certain covenants in accordance with the Mortgage, including the maintenance of minimum pre- and post-distribution debt service coverage ratios, which the Company was in compliance with as of December 31, 2019.

The annual estimated principal payments required by the Mortgage for each of the next five years and in the aggregate thereafter are as follows:

Year Ending December 31,
2020	$461,804
2021	484,445
2022	504,717
2023	525,836
2024	546,421
Thereafter	11,763,402

$14,286,625

The components of deferred financing costs as of December 31, 2019 and 2018 are summarized as follows and are presented as deductions from the loan payable:

Deferred financing costs	$228,762	$228,762
Less accumulated amortization	(60,554)	(37,486)

Deferred financing costs, net	$168,208	$191,276

Amortization expense totaled $23,068 for each of the years ended December 31, 2019 and 2018.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Financial Statements

December 31, 2019 and 2018

(Continued)

NOTE 5 – LEASES

Future minimum rentals to be received under non-cancelable operating leases in effect at December 31, 2019 for each of the succeeding five years and thereafter are as follows:

Year ending December 31,
2020	$1,125,029
2021	663,180
2022	231,425
2023	234,768
2024	120,000
Thereafter	4,350,000
$6,724,402

The preceding future minimum rental payments do not include option or renewal periods.

The table below summarizes parking rental income from lessees each accounting for more than 10% of total parking rental income for the years ended December 31, 2019 and 2018.

	Year Ended December 31,
	2019		2018		Lease
Lessee	Dollars	Percent	Dollars	Percent	Termination Date
Standard Parking	$904,140	37%	$1,124,660	45%	See Note 7
Maine Medical Center	902,500	37%	760,101	30%	March 31, 2061
Westin Hotel	521,006	21%	523,405	21%	September 30, 2021

NOTE 6 – RELATED PARTY TRANSACTIONS

Asset Management Fees

The Company engaged Noyack Medical Partners (“Noyack”), a related party affiliated through common ownership, to provide asset management services and consulting services with respect to the oversight of the Property. For the years ended December 31, 2019 and 2018, the Company incurred asset management fees of $260,000 and $60,000, respectively. Unpaid asset management fees amounted to $10,000 and $0 as of December 31, 2019 and 2018 and are included in accounts payable, accrued expenses and other liabilities on the balance sheets.

181 High Street LLC

(A Maine Limited Liability Company)

Notes to Financial Statements

December 31, 2019 and 2018

(Continued)

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company engaged Standard Parking Corporation (“Standard Parking”) as operator and manager of the Property. Standard Parking earns a monthly management fee of $5,537 as of December 31, 2019 which automatically renews each April and increases by 3%, as provided. For the years ended December 31, 2019 and 2018, the Company incurred management fees of $65,959 and $64,038, respectively.

The extent of the impact of the coronavirus (“COVID-19”) outbreak on the operational and financial performance of the Company’s parking garage will depend on future developments, including the duration and spread of the outbreak, related stay-at-home orders, and travel advisories and restrictions, all of which are highly uncertain and cannot be predicted. If demand for the parking garage is impacted for an extended period, results of operations may be materially adversely affected.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 14, 2020, the date the financial statements were available to be issued.

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit
1.1	Engagement Letter with Independent Brokerage Solutions LLC*
1.2	Engagement Letter with LEX Markets LLC*
2.1	Certificate of Formation for Gateway Garage Partners LLC*
2.2	Certificate of Formation for 181 High Street LLC*
2.3	Form of Amended and Restated Operating Agreement for Gateway Garage Partners LLC*
2.4	Form of Amended and Restated Operating Agreement for 181 High Street LLC*
4.1	Form of Subscription Agreement*
6.1	Form of Contribution Agreement*
6.2	Form of Issuer Servicing Agreement*
6.3	Maine Medical Center License Agreement*
6.4	Eastland Park Hotel Parking Agreement*
6.5	Property Management Agreement*
6.6	Form of Escrow Agreement*
11.1	Consent of Baker Tilly US, LLP (formerly known as Baker Tilly Virchow Krause, LLP)**
11.2	Consent of Winston & Strawn LLP (included in Exhibit 12.1)*
11.3	Consent of Archstone Group*
12.1	Opinion of Winston & Strawn LLP*
13.1	Testing the Waters materials*

*	Previously filed
**	Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 22, 2020.

GATEWAY GARAGE PARTNERS, LLC

By:	/s/ Charles Follini
Name:	Charles Follini
Title:	President

181 HIGH STREET LLC

By:	/s/ Charles Follini
Name:	Charles Follini
Title:	President

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Follini his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-qualification amendments) to this offering statement together with all schedules and exhibits thereto under the Securities Act of 1933, as amended, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to this offering statement or any such amendment under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles Follini	President	December 22, 2020
Charles Follini